SCHEDULE 14A
                                 (RULE 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934
                                (Amendment No. )

Filed by the Registrant                     |X|
Filed by a Party other than the Registrant  |_|

Check the appropriate box:

| | Preliminary Proxy Statement             |_| Confidential, for  Use  of   the
                                                Commission only (as permitted by
                                                Rule 14a-6(e)(2))

|X| Definitive Proxy Statement
|_| Definitive Additional Materials
|_| Soliciting Material Under Rule 14a-12


                         SERVICEWARE TECHNOLOGIES, INC.
                             -----------------------
                (Name of Registrant as Specified in its Charter)

                  --------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (check the appropriate box):

|X| No fee required.
|_| Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    (1) Title of each class of securities to which transaction applies:

    (2) Aggregate number of securities to which transaction applies:

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

    (4) Proposed maximum aggregate value of transaction:

    (5) Total fee paid:

|_| Fee paid previously with preliminary materials.

|_| Check box if any part of  the fee  is offset as  provided  by  Exchange  Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

    (1) Amount previously paid:

    (2) Form, Schedule or Registration Statement No.:

    (3) Filing Party:

    (4) Date Filed:

                         SERVICEWARE TECHNOLOGIES, INC.
            333 ALLEGHENY AVENUE, SUITE 301 NORTH, OAKMONT, PA 15139


                                                               May 16, 2002


To Our Stockholders:

     You are most cordially invited to attend the 2002 Annual Meeting of Stockholders of ServiceWare Technologies, Inc. to be held at 8:30 a.m., local time, on Tuesday, June 11, 2002, at the offices of Hale and Dorr LLP located at 650 College Road East, Princeton, New Jersey 08540.

     The Notice of Annual Meeting and Proxy Statement on the following pages describe the matters to be presented at the Annual Meeting.

     It is important that your shares be represented at the Annual Meeting to ensure the presence of a quorum. Whether or not you plan to attend the Annual Meeting, we hope that you will have your shares represented by completing, signing, dating and returning your proxy card in the envelope provided, as soon as possible. Unless the proxy is validly revoked by you, your shares will be voted in accordance with the instructions you have given in your proxy.

     Thank you for your continued support, we look forward to seeing you on June 11, 2002.

                                   Sincerely,


                                   /s/ Kent Heyman


                                   Kent Heyman
                                   President and Chief Executive Officer

                         SERVICEWARE TECHNOLOGIES, INC.
            333 ALLEGHENY AVENUE, SUITE 301 NORTH, OAKMONT, PA 15139

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            To Be Held June 11, 2002

     The Annual Meeting of Stockholders (the "Meeting") of SERVICEWARE TECHNOLOGIES, INC., a Delaware corporation (the "Company"), will be held at the offices of Hale and Dorr LLP located at 650 College Road East, Princeton, New Jersey 08540, on Tuesday, June 11, 2002, at 8:30 A.M., local time, for the following purposes:

(1) To elect two Class II Directors to hold office until the 2005 Annual Meeting of Stockholders and until their respective successors shall have been duly elected and qualified;

(2) To approve an amendment to the Company's Third Amended and Restated Certificate of Incorporation to effect a reverse stock split of the Company's Common Stock, $.01 par value per share (the "Common Stock"), and to grant the Company's Board of Directors the authority, in its sole discretion, to (i) set the ratio for the reverse stock split at up to one-for-ten, or (ii) not to complete the reverse stock split;

(3) To approve  an  amendment  to  the  Company's  Third  Amended  and  Restated
    Certificate of Incorporation to decrease the number of authorized shares of Common Stock from 100 million shares to 50 million shares, subject to completion of the reverse stock split;

(4) To approve amendments to the Company's 2000 Stock Incentive Plan (the "2000 Stock Plan") to: (i) increase the maximum aggregate number of shares of Common Stock available for issuance thereunder from 6,069,620 to 8,819,620 shares and to reserve an additional 2,750,000 shares of Common Stock of the Company for issuance in connection with awards granted under the 2000 Stock Plan; and (ii) to approve an increase in the grant limit under the 2000 Stock Plan from 500,000 to 1,000,000 shares per participant per fiscal year;


(5) To approve the terms and conditions of 10% convertible promissory notes, including the conversion thereof into shares of the Company's Common Stock; and


(6) To transact such other business as may properly come before the Meeting or any adjournment or adjournments thereof.

     Holders of Common Stock of record at the close of business on April 22, 2002 are entitled to notice of and to vote at the Meeting, or any adjournment or adjournments thereof. A complete list of such stockholders will be open to the examination of any stockholder during ordinary business hours at the Company's principal executive offices at 333 Allegheny Avenue, Suite 301 North, Oakmont, Pennsylvania 15139, for a period of ten (10) days prior to the Meeting as well as on the day of the Meeting. The Meeting may be adjourned from time to time without notice other than by announcement at the Meeting.

     IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED REGARDLESS OF THE NUMBER OF SHARES YOU MAY HOLD. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND MAIL IT PROMPTLY IN THE ENCLOSED RETURN ENVELOPE. THE PROMPT RETURN OF PROXIES WILL ENSURE A QUORUM AND SAVE THE COMPANY THE EXPENSE OF FURTHER SOLICITATION. EACH PROXY GRANTED MAY BE REVOKED BY THE STOCKHOLDER APPOINTING SUCH PROXY AT ANY TIME BEFORE IT IS VOTED. IF YOU RECEIVE MORE THAN ONE PROXY CARD BECAUSE YOUR SHARES ARE REGISTERED IN DIFFERENT NAMES OR ADDRESSES, EACH SUCH PROXY CARD SHOULD BE SIGNED AND RETURNED TO ASSURE THAT ALL OF YOUR SHARES WILL BE VOTED.

                                 By Order of the Board of Directors


                                 /s/ Richard Liebman

                                 Richard Liebman
                                 Secretary

Oakmont, Pennsylvania
May 16, 2002


        The Company's 2001 Annual Report accompanies the Proxy Statement.

                         SERVICEWARE TECHNOLOGIES, INC.
            333 ALLEGHENY AVENUE, SUITE 301 NORTH, OAKMONT, PA 15139

                 ---------------------------------------------

                                 PROXY STATEMENT

                 ---------------------------------------------

     This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of ServiceWare Technologies, Inc. (the "Company," "ServiceWare," "we" or "us") of proxies to be voted at our Annual Meeting of Stockholders to be held on Tuesday, June 11, 2002 (the "Meeting") at the offices of Hale and Dorr LLP located at 650 College Road East, Princeton, New Jersey 08540 at 8:30 a.m., local time, and at any adjournment or adjournments thereof. Holders of record of our Common Stock, $.01 par value per share (the "Common Stock"), as of the close of business on April 22, 2002, will be entitled to notice of and to vote at the Meeting and any adjournment or adjournments thereof. As of that date, there were 23,863,167 shares of Common Stock issued and outstanding and entitled to vote. Each share of Common Stock is entitled to one vote on any matter presented to stockholders at the Meeting. As of April 22, 2002, there were 369 holders of record and approximately 1,645 beneficial owners of our Common Stock.

     If proxies in the accompanying form are properly executed and returned, the shares of Common Stock represented thereby will be voted in the manner specified therein. If not otherwise specified, the shares of Common Stock represented by the proxies will be voted (i) FOR, the election of the two nominees named below as directors, (ii) FOR, a proposal to amend our Third Amended and Restated Certificate of Incorporation to effect a reverse stock split of our Common Stock, and to grant our Board of Directors the authority to set the ratio for the reverse stock split at up to one-for-ten, or not to complete the reverse stock split, in its sole discretion, (iii) FOR, a proposal to amend our Third Amended and Restated Certificate of Incorporation to decrease the number of authorized shares of Common Stock from 100 million shares to 50 million shares, subject to completion of the reverse stock split, (iv) FOR, a proposal to amend our 2000 Stock Incentive Plan (the "2000 Stock Plan") to: (a) increase the maximum aggregate number of shares of Common Stock available for issuance thereunder from 6,069,620 to 8,819,620 shares and to reserve an additional 2,750,000 shares of Common Stock of the Company for issuance in connection with awards granted under the 2000 Stock Plan; and (b) to approve an increase in the grant limit under the 2000 Stock Plan from 500,000 to 1,000,000 shares per participant per fiscal year, (v) FOR, a proposal to approve the terms and conditions of 10% convertible promissory notes, including the conversion thereof into shares of our Common Stock, and (vi) in the discretion of the persons named in the enclosed form of proxy, on any other proposals which may properly come before the Meeting or any adjournment or adjournments thereof. Any stockholder who has submitted a proxy may revoke it at any time before it is voted, by written notice addressed to and received by the Secretary of the Company, by submitting a duly executed proxy bearing a later date or by electing to vote in person at the Meeting. The mere presence at the Meeting of the person appointing a proxy does not, however, revoke the appointment.

     The presence, in person or by proxy, of holders of shares of Common Stock having a majority of the votes entitled to be cast by the holders of Common Stock at the Meeting shall constitute a quorum. The affirmative vote by the holders of a plurality of the shares of Common Stock represented at the Meeting is required for Proposal No. 1, relating to the election of directors, provided a quorum of such stockholders is present in person or by proxy. The affirmative vote by the holders of a majority of the shares of Common Stock entitled to vote is required for the approval of Proposal No. 2, relating to the reverse stock split, and Proposal No. 3, relating to the amendment of our Third Amended and Restated Certificate of Incorporation. All actions proposed herein other than discussed above (Proposal No. 4, relating to the 2000 Stock Plan, and Proposal No. 5, relating to the convertible promissory notes) may be taken upon the affirmative vote of stockholders possessing a majority of the requisite voting power represented at the Meeting, provided a quorum is present in person or by proxy.

     Abstentions are included in the shares present at the Meeting for purposes of determining whether a quorum is present, and are counted as a vote against for purposes of determining whether a proposal is approved. Broker non-votes (when shares are represented at the Meeting by a proxy specifically conferring only limited authority to vote on certain matters and no authority to vote on other matters) are included in the determination of the number of shares represented at the Meeting for purposes of determining whether a quorum is present but are not counted for purposes of determining whether a proposal has been approved and thus have no effect on the outcome.

     This Proxy Statement, together with the related proxy card, is being mailed to our stockholders on or about May 15, 2002. The Annual Report to Stockholders of the Company for the year ended December 31, 2001, including financial statements (the "Annual Report"), is being mailed together with this Proxy Statement to all stockholders of record as of April 22, 2002. In addition, we have provided brokers, dealers, banks, voting trustees and their nominees, at our expense, with additional copies of the Annual Report so that such record holders could supply such materials to our beneficial owners as of April 22, 2002.

                                 PROPOSAL NO. 1
                              ELECTION OF DIRECTORS

     At the Meeting, two Class II directors are to be elected to hold office until the Annual Meeting of Stockholders to be held in 2005 and until their successors shall have been elected and qualified.

     We currently have six directors. As set forth in our certificate of incorporation and our bylaws, the terms of office of the members of the Board of Directors are divided into three classes: Class I, whose term will expire at the 2004 Annual Meeting of Stockholders; Class II, whose term will expire at the 2002 Annual Meeting of Stockholders; and Class III, whose term will expire at the 2003 Annual Meeting of Stockholders. Effective October 11, 2001, Kevin Hall resigned as a Class II member of our Board of Directors. Effective January 24, 2002, Mark Tapling resigned as a Class III member of our Board of Directors. On February 28, 2002, the remaining members of the Board elected George Goodman as a Class II director and Kent Heyman as a Class III director, filling the vacancies on the Board and re-constituted the various committees of the Board of Directors, as necessary, to replace the resigning members thereof. Therefore, the current Class I directors are Thomas Unterberg and Robert Hemphill, Jr., the current Class II directors are Timothy Wallace and George Goodman and the current Class III directors are Bruce Molloy and Kent Heyman. At each Annual Meeting of Stockholders, the successors to directors whose terms then expire will be elected to serve from the time of election and qualification until the third annual meeting following election. Our bylaws permit our Board of Directors to increase or decrease the size of the Board of Directors. Any additional directorships resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of the total number of directors. This classification of our Board of Directors may have the effect of delaying or preventing changes in control or management of ServiceWare.

     It is the intention of the persons named in the enclosed form of proxy to vote the shares of Common Stock represented thereby, unless otherwise specified in the proxy, for the election as Class II directors the nominees whose names and biographies appear below. In the event any of the nominees should become unavailable or unable to serve as a director, it is intended that votes will be cast for a substitute nominee designated by the Board of Directors. The Board of Directors has no reason to believe that the nominees named below will be unable to serve if elected. Each of the nominees has consented to being named in this Proxy Statement and to serve if elected.

     The current nominees for election as Class II directors to the Board of Directors are as follows:

                                          Served as a        Position(s) with
Name                              Age    Director Since          the Company
----                              ---    --------------          -----------
Timothy Wallace.................   44         1994            Class II Director

George Goodman..................   71         2002            Class II Director

     The principal occupations and business experience, for at least the past five years, of each nominee is as follows:

     Timothy Wallace joined our Board of Directors in July 1994. Mr. Wallace currently is the Chairman and Chief Executive Officer of Full Tilt Solutions, a business-to-business professional service company, which he joined in January 2000. Prior to Full Tilt, Mr. Wallace was the President and Chief Executive Officer of Xerox Connect, a network integration technology company from May 1998 through December 1999. From May 1996 until May 1998, Mr. Wallace was the President, Chief Executive Officer and a director of XLConnect Solutions, which he founded. Xerox Connect acquired XLConnect in May 1998. From August 1991 to March 1996, Mr. Wallace was the Vice President of Professional Services of The Future Now, a national systems integration company. Mr. Wallace received a Bachelor of Science degree in Business Administration from Indiana University of Pennsylvania and a Master's degree in Business Administration from Miami University of Ohio.

     George Goodman joined our Board of Directors in February 2002. Mr. Goodman currently serves as the Chief Executive Officer of Adam Smith Global Television. Mr. Goodman hosted the weekly Emmy nominated show, "Adam Smith's Money World," on PBS for thirteen years. Mr. Goodman currently serves as a director of Cambrex, and previously served as a director of Hyatt Hotels and US Airways. Mr. Goodman also serves as a Life Trustee of The Urban Institute in Washington, D.C. and as a member of the Advisory Council of the Center for International Affairs at Princeton University. Mr. Goodman is a graduate magna cum laude of Harvard College and was a Rhodes Scholar at Oxford.

     Each elected Class II director will hold office until the 2005 Annual Meeting of Stockholders and until his successor is duly elected and qualified. None of the nominees are related to any other nominee, director or executive officer of the Company.

     The Board of Directors recommends that stockholders vote FOR each of the nominees for our Board of Directors. Please note that proxies cannot be voted for more than the two (2) Class II directors named above.

BOARD OF DIRECTORS

     We have six members on our Board of Directors. The current composition of our Board of Directors is as follows:

                                         Served as a       Positions with
Name                              Age   Director Since      the Company
----                              ---   --------------      -----------
Thomas Unterberg................   71        2001          Class I Director

Robert Hemphill.................   57        2001          Class I Director

Timothy Wallace.................   44        1994          Class II Director

George Goodman..................   71        2002          Class II Director

Bruce Molloy....................   48        1999          Class III Director

Kent Heyman.....................   46        2002          President, Chief
                                                           Executive Officer and
                                                           Class III Director

     Thomas Unterberg has served as a director since June 2001. Mr. Unterberg is a co-founder and, since June 1989, has served as a Chairman of C.E. Unterberg, Towbin, an investment banking firm. Mr. Unterberg currently serves on the boards of directors of Electronics for Imaging, Inc., Systems and Computer Technology Corporation, StorageEngine, Inc. (f/k/a ECCS, Inc.), Centrax Corporation, Inc., Rumson-Fair Haven Bank & Trust Company, AES Corporation, and Club One, LLC. Mr. Unterberg is a graduate of Princeton University and received a Master's degree in Business Administration from the Wharton School, University of Pennsylvania.

     Robert Hemphill, Jr. has served as a director since June 2001. Mr. Hemphill is a co-founder and Managing Director of Toucan Capital Corp., a private equity and venture capital investment company formed in 1998. Prior to founding Toucan Capital Corp., from 1981 to 1998, Mr. Hemphill co-founded and was employed by AES Corporation, a leading global power company, most recently as Executive Vice President. Mr. Hemphill serves on the board of directors of AES Corporation, Selecterra.com, the National Museum of American History (Smithsonian Institute) and on the advisory board of other private companies. Mr. Hemphill received a Bachelor's degree from Yale University, a graduate degree in Political Science from the University of California, Los Angeles and a Master's degree in Business Administration from George Washington University.

     Bruce Molloy has served as a director since July 1999. Mr. Molloy founded the Molloy Group and served as its Chief Executive Officer and Chairman of the Board from October 1992 until its acquisition by the Company in July 1999. Subsequent to the acquisition of the Molloy Group, Mr. Molloy served as a consultant with us from July 1999 through January 2001. Since January 2001, Mr. Molloy has been pursuing personal interests and has not been affiliated with any outside entity. Mr. Molloy is the inventor of the patented Cognitive Processor used in our products. Mr. Molloy received a Bachelor of Arts degree in Music and Physics from Columbia University.

     Kent Heyman joined our Board of Directors in February 2002. Mr. Heyman was appointed our President and Chief Executive Officer effective as of September 5, 2001. Prior to joining ServiceWare, from June 1996 to December 2000 he served as senior vice president at Mpower Communications, a facilities-based communications provider. Prior to his tenure at Mpower, Mr. Heyman served as litigation department chairman and lead trial counsel for Dowling Magarian Aaron and Heyman. Mr. Heyman earned a doctor of law (J.D.) degree from the

University of the Pacific's McGeorge School of Law, and received a bachelor's degree from California State University, Fresno.

     For the biographical information of our Class II directors, Timothy Wallace and George Goodman, see the above list of nominees.

     Each Class I Director will hold office until the 2004 Annual Meeting of Stockholders and until his successor is duly elected and qualified. Each Class III Director will hold office until the 2003 Annual Meeting of Stockholders and until his successor is duly elected and qualified. None of the Company's current directors or related to any other director or to any executive officer of the Company.

COMMITTEES AND MEETINGS OF THE BOARD

     There were 12 meetings of the Board of Directors during the 2001 fiscal year. During 2001, each member of the Board of Directors, except Susanne Harrison and Kevin Hall (former members of our Board of Directors), attended or participated in at least 75% of the total number of meetings of the Board of Directors and their respective committees during the period in which they served.

     There are currently three committees of the Board of Directors: the Compensation Committee; the Nominating Committee; and the Audit Committee.

The Compensation Committee of the Board of Directors

     The Compensation Committee currently consists of Thomas Unterberg and Timothy Wallace. The Compensation Committee held eight meetings in 2001. From January 1, 2001 to June 11, 2001, the Compensation Committee was comprised of Mr. Wallace and Susanne Harrison, when Mr. Unterberg replaced Ms. Harrison, who decided not to stand for re-election at the 2001 Annual Meeting of Stockholders. The primary responsibilities of the Compensation Committee include approving salaries and incentive compensation for our executive officers and administering our stock incentive plans.

The Nominating Committee of the Board of Directors

     The Nominating Committee currently consists of Robert Hemphill, Timothy Wallace and George Goodman. The Nominating Committee was established in March
2002, and therefore did not hold any meetings in 2001. The primary responsibility of the Nominating Committee is reviewing and nominating candidates for election to the Board of Directors. The Nominating Committee will not consider any nominees recommended by the Company's security holders.

The Audit Committee of the Board of Directors

     The Audit Committee currently consists of Thomas Unterberg, Timothy Wallace and George Goodman. From January 1, 2001 to June 11, 2001, the Audit Committee was comprised of Ms. Harrison and Messrs. Wallace and Hall, when Mr. Unterberg replaced Ms. Harrison, who decided not to stand for re-election at the 2001 Annual Meeting of Stockholders. In October 2001, Mr. Hall resigned from the Board of Directors. Mr. Goodman joined our Board of Directors in February 2002 and was appointed to the Audit Committee. The Audit Committee was established in March 1996 and currently acts under a charter adopted and approved on May 18, 2000. The Audit Committee held one meeting in 2001. The primary responsibilities of the Audit Committee include: (i) monitoring and overseeing the Company's accounting and financial reporting policies and practices and its internal controls; (ii) overseeing the quality and objectivity of the Company's financial statements and the independent audit thereof by, among other things, reviewing and appraising the audit efforts of the Company's independent auditors; and
(iii) acting as liaison, among the independent auditors, the Company's management and the full Board of Directors.

     Each Audit Committee Member is an independent member of the Board of Directors as defined in Rule 4200(a)(14) of the National Association of Securities Dealers' listing standards. As an independent director of our Board of Directors, each Audit Committee Member is not an officer or employee of the Company or our subsidiaries or does not have a relationship which, in the opinion of our Board of Directors, would interfere with the exercise of independent judgement in carrying out the responsibilities of a director.

COMPENSATION OF DIRECTORS

     Our directors do not receive any cash compensation for their services as directors, but we reimburse directors for reasonable and necessary expenses incurred in connection with attendance at meetings of the Board of Directors and other Company business. On March 15, 2001, pursuant to our 2000 Stock Plan, we granted to certain of our then current directors (Messrs. Enand, Hall, Molloy and Wallace and Ms. Harrison) options to purchase 50,000 shares of our Common Stock at an exercise price of $1.00 per share. The options vest to the extent of one-fourth of the shares on each of March 15, 2002, 2003, 2004 and 2005. In consideration of their service on our Board of Directors during 2001, on March 19, 2002, pursuant to our 2000 Stock Plan, we granted to each of Messrs. Hemphill, Unterberg, Wallace and Molloy options to purchase 60,000 shares of our Common Stock at an exercise price of $0.37 per share. The options vest to the extent of one-half of the shares on each of March 19, 2003 and 2004. In addition, on March 21, 2002, pursuant to our 2000 Stock Plan, each of our non-employee directors (Messrs. Hemphill, Unterberg, Wallace, Goodman and Molloy) received a grant of options to purchase 225,000 shares of our Common Stock at an exercise price of $0.40 per share. The options vest to the extent of one-half of the shares on each of March 21, 2003 and 2004.

     From time-to-time, members of the Board of Directors have previously been granted options to purchase shares of our Common Stock. See "SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT."

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

March 28, 2002


To the Board of Directors of ServiceWare Technologies, Inc.:

We have reviewed and discussed with management the Company's audited financial statements as of and for the year ended December 31, 2001.

Management is responsible for the Company's internal controls and financial reporting process. The Company's independent auditors are responsible for performing an independent audit of the Company's financial statements in accordance with generally accepted auditing standards and to issue a report on those financial statements. As appropriate, the Audit Committee reviews and evaluates, and discusses with the Company's management, internal accounting and financial personnel and the independent auditors, the following:

     -    the plan for, and the independent  auditors'  report on, each audit of
          the  Company's  financial   statements;
     - the Company's financial disclosure documents, including all financial statements and reports filed with the Securities and Exchange Commission or sent to stockholders;
     - management's selection, application and disclosure of critical accounting policies;
     - changes in the Company's accounting practices, principles, controls or methodologies;
     - significant developments or changes in accounting rules applicable to the Company; and
     - the adequacy of the Company's internal controls and accounting, financial and auditing personnel.


We have discussed with the Company's independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended, by the Auditing Standards Board of the American Institute of Certified Public Accountants ("SAS 61"). SAS 61 requires the Company's independent auditors to discuss with the Company's Audit Committee, among other things, the following:

     -    methods to account for significant unusual transactions;
     -    the effect of significant  accounting  policies;
     - the process used by management in formulating particularly sensitive accounting estimates and the basis for the auditor's conclusions regarding the reasonableness of those estimates; and
     - disagreements with management over the application of accounting principles, the basis for management's accounting estimates and the disclosures in the financial statements.

We have received, reviewed and discussed the written disclosures and the letter from the independent auditors required by Independence Standard No. 1, Independence Discussions with Audit Committees, as amended, by the Independence Standards Board ("Independence Standards Board Standard No. 1"), and have discussed with the auditors the auditors' independence. Independence Standards Board Standard No. 1 requires auditors annually to disclose in writing all relationships that, in the auditor's professional opinion, may be reasonably thought to bear on independence, confirm their perceived independence and engage in a discussion of independence.

We have considered whether the non-audit services provided by the independent auditors, as set forth in the section of the Company's proxy statement entitled, "Independent Auditor's Fees and Other Matters," are compatible with maintaining the public accountants' independence.

Based on the reviews and discussions referred to above, we recommend to the Board of Directors that the financial statements referred to above be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2001.

                        By the Audit Committee of
                        the Board of Directors of ServiceWare Technologies, Inc.


                        Thomas Unterberg
                        Timothy Wallace
                        George Goodman

INDEPENDENT AUDITORS' FEES AND OTHER MATTERS

Audit Fees

     Ernst & Young LLP billed us an aggregate of $112,825 in fees for professional services rendered in connection with the audit of our financial statements for the most recent fiscal year and the reviews of the financial statements included in each of our Quarterly Reports on Form 10-Q during the fiscal year ended December 31, 2001.

Financial Information Systems Design and Implementation Fees

     Ernst & Young LLP did not bill us for any professional services rendered to us and our affiliates for the fiscal year ended December 31, 2001 in connection with financial information systems design or implementation, the operation of our information system or the management of our local area network.

All Other Fees

     Ernst & Young LLP billed us $99,557 for other services rendered for the most recent fiscal year.

                               EXECUTIVE OFFICERS

     The following table identifies our current executive officers:

                                                       Capacities in                       In Current
Name                                           Age     Which Served                        Position Since
----                                           ---     ------------                        --------------
Kent Heyman............................         46     President and Chief                 September 2001
                                                       Executive Officer

Scott Schwartzman(1)...................         39     Chief Operating Officer and         October 2001/September 2001
                                                       Treasurer                           (Vice President of Global
                                                                                           Enterprise Services since
                                                                                           October 2000)


Richard Liebman(2).....................         46     Chief Financial Officer             January 2002/May 2002
                                                       and Secretary



(1) Mr. Schwartzman has served as our Chief Operating Officer since October 2001 and was named Treasurer in September 2001. From October 2000 to October 2001, Mr. Schwartzman served as our Vice President of Global Enterprise Services. From September 1998 to September 2000, Mr. Schwartzman served as Vice President of Professional Services at Firepond, Inc., a provider of e-business selling solutions. From February 1994 to August 1998, Mr. Schwartzman served in a variety of positions, including Director of Professional Services, for SAP America, an Enterprise Resource Planning
     (ERP) software company. Prior to his tenure at SAP, Mr. Schwartzman held positions in operations and systems management at Star Dynamic Corporation, Dep Corporation and Revlon Corporation. Mr. Schwartzman received a Bachelor of Science degree in Business Administration from Syracuse University.


(2) Mr. Liebman joined ServiceWare in January 2002 as our Chief Financial Officer and was appointed Secretary in May 2002. Prior to joining us, from October 1998 until January 2001, Mr. Liebman was Chief Financial Officer for eCal Corporation, a provider of Internet-based calendar services. Prior to that, from January 1997 to October 1998, Mr. Liebman was Senior Vice President of Pennsylvania Merchant Group, Ltd., an investment banking firm. From June 1994 until January 1997, Mr. Liebman was Managing Director of Liebman Capital, Inc., which focused on investing in businesses in the technology field. Mr. Liebman received his Bachelor of Arts degree in economics from Brown University and his Masters in Business Administration from Columbia Business School.



     None of our executive officers are related to any other executive officer or to any of our directors. Our executive officers are elected annually by the Board of Directors and serve until their successors are duly elected and qualified.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors, officers and stockholders who beneficially own more than 10% of any class of our equity securities registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended, to file initial reports of ownership and reports of changes in ownership with respect to our equity securities with the Securities and Exchange Commission. All reporting persons are required by Securities and Exchange Commission regulation to furnish us with copies of all reports that such reporting persons file with the Securities and Exchange Commission pursuant to Section 16(a).

     Based solely on our review of the copies of such forms received by us and upon written representations of our reporting persons received by us, except as described below, each such reporting person has filed all of their respective reports pursuant to Section 16(a) on a timely basis.

     Kent Heyman, our President and Chief Executive Officer, filed a Form 3 on September 26, 2001. This filing should have been made within 10 days from the date Mr. Heyman commenced his employment with us on September 5, 2001. In addition, based on information available to us, we believe C.E. Unterberg, Towbin LP may have failed to timely file a Form 4 reporting sales of our Common Stock made during November 2001. In addition, based on a lack of representations to the Company, we believe that certain of our directors and each of the Named Executives failed to timely file a Form 5 with respect to certain transactions occurring during 2001.

                             EXECUTIVE COMPENSATION

Summary of Compensation in Fiscal 2001, 2000 and 1999

     The following Summary Compensation Table sets forth information concerning compensation for services in all capacities awarded to, earned by or paid to each person who served as our Chief Executive Officer at any time during 2001 and each other of our executive officers whose aggregate cash compensation exceeded $100,000 at the end of 2001 (collectively referred to as the "Named Executives") during the years ended December 31, 2001, 2000 and 1999.


                                                      SUMMARY COMPENSATION TABLE(1)
------------------------------------------------------------------------------------------------------------------------------------
                                                                                                Long-Term
                                                                                               Compensation
                                                            Annual Compensation                  Awards
                                                 ---------------------------------------------------------------
                                                                                               Securities
                                                                                               Underlying             All Other
    Name and Principal Position         Year           Salary                Bonus               Options             Compensation
                                                        ($)                   ($)                  (#)                   ($)
                (a)                     (b)             (c)                   (d)                  (g)                   (i)
------------------------------------------------------------------------------------------------------------------------------------
Mark Tapling(2)................         2001           150,550                   --              100,000             408,586(3)
     Former President and Chief         2000           200,000               70,000              300,000               6,600(4)
     Executive Officer                  1999           185,417               45,000              310,000              39,190(5)


Kent Heyman(6)..................        2001            74,063                   --              500,000                     --
     President and Chief Executive
     Officer

Scott Schwartzman(7)............        2001           175,000                   --              500,000                     --
     Chief Operating Officer            2000            30,513                   --              200,000                     --

Charles Rudisill(8).............        2001            98,606                   --              175,000              51,250(9)
     Vice President of                  2000             6,250                   --              150,000                     --
     Business Development

Roberto Aguas(10)...............        2001           130,958                7,292              500,000             52,849(11)
     Former Vice President of           2000           116,846               76,208              212,000              1,285(12)
     Products and Technology

Michael Chaplo(13)..............        2001            96,792                6,000               50,000             89,458(14)
     Former Vice President of           2000             9,311               35,000              200,000                     --
     Global Sales and Marketing


     -----------------

     (1) The costs of certain benefits are not included because they did not exceed, in the case of each Named Executive, the lesser of $50,000 or 10% of the total annual salary and bonus reported in the above table.

     (2) Mr. Tapling served as our President and Chief Executive Officer from July 1999 to September 2001 and our President, Chief Operating Officer and Vice President of Worldwide Sales at various times during 1999. Mr. Tapling resigned from his position with the Company effective as of September 5, 2001. Mr. Tapling resigned from our Board of Directors effective January 24, 2002.

     (3) Includes severance payments to Mr. Tapling of $50,000, forgiveness of certain loans to Mr. Tapling and related payments for applicable federal, state and local income taxes totaling $348,267, contributions by the Company under its 401(k) plan of $3,719 and automobile allowances totaling $6,600.

     (4)  Represents automobile allowances.

     (5) Includes $35,340 in commissions paid while Mr. Tapling was our Vice President of Worldwide Sales and automobile allowances totaling $3,850.

     (6) Mr. Heyman was appointed President and Chief Executive Officer effective as of September 5, 2001. Mr. Heyman's salary will initially be $225,000 per year and he will be eligible to initially receive a bonus of $100,000 per year.

     (7) Mr. Schwartzman joined the Company in October 2000. Mr. Schwartzman's base salary is $175,000 per year and he is eligible to receive an annual bonus of $75,000.


     (8) Mr. Rudisill served as our Vice President of Business Development from December 18, 2000 through July 10, 2001. Mr. Rudisill left his position with the Company effective as of July 10, 2001, but rejoined the Company on November 19, 2001.


     (9) Represents severance payments to Mr. Rudisill for the period from July 2001 to November 2001.

     (10) Mr. Aguas served as our Vice President of Products and Technology from March 31, 2000 to September 24, 2001. Mr. Aguas resigned from his position with the Company effective as of September 24, 2001.

     (11) Includes contributions by the Company under its 401(k) plan of $4,849 and severance payments to Mr. Aguas of $48,000.

     (12) Amount represents the discount received on shares of our Common Stock purchased through the Company's Employee Stock Purchase Program.

     (13) Mr. Chaplo served as our Vice President of Global Sales and Marketing from December 17, 2000 to July 10, 2001. Mr. Chaplo resigned from his position with the Company effective as of July 10, 2001.

     (14) Represents severance payments to Mr. Chaplo.

Option Grants in 2001

     The following table sets forth information concerning individual grants of stock options made during 2001 to each of the Named Executives.

                        OPTION GRANTS IN LAST FISCAL YEAR

------------------------------------------------------------------------------------------------------------------------------------
                                                  Individual Grants
------------------------------------------------------------------------------------------------------------------------------------
                                                                                               Potential Realizable
                                                                                                       Value at
                                                  Percent of                                       Assumed Annual Rates
                                   Number of        Total                                              of Stock
                                   Securities      Options                                      Price Appreciation for
                                   Underlying     Granted to                                             Option
                                    Options       Employees     Exercise or                             Term (3)
                                    Granted       in Fiscal     Base Price    Expiration     ---------------------------------------
             Name                   (#) (1)        Year (2)       ($/Sh)         Date           5%($)         10%($)
              (a)                     (b)            (c)           (d)            (e)            (f)            (g)
------------------------------------------------------------------------------------------------------------------------------------
Mark Tapling.................        75,000          1.7%             1.09      9/30/01         51,412        130,288
                                     25,000          0.6%             1.09      6/29/02         17,137         43,429

Kent Heyman..................       500,000         11.5%             0.25      9/25/11         78,612        199,218

Scott Schwartzman............        50,000          1.1%             1.09      2/26/11         34,275         86,859
                                    450,000         10.3%             0.25      9/25/11         70,751        179,296

Charles Rudisill.............        37,497          0.9%             1.09      7/10/01         25,704         65,139
                                     12,503          0.3%             1.09      4/10/02          8,571         21,720
                                    125,000          2.9%             0.24     11/19/11         18,867         47,812

Roberto Aguas................        74,997          1.7%             1.09      9/24/01         51,410        130,283
                                     25,003          0.6%             1.09      6/22/02         17,139         43,435
                                    400,000          9.2%             0.25      6/22/02         62,889        159,374

Michael Chaplo...............        37,497          0.9%             1.09      7/10/01         25,704         65,139
                                     12,503          0.3%             1.09      4/10/02          8,571         21,720

-----------

     (1) Such options were granted pursuant to and in accordance with our 2000 Stock Plan. For a complete description of such plan, see Proposal No. 4 "Amendments to the ServiceWare Technologies, Inc. 2000 Stock Incentive Plan."

     (2) Based on 4,355,025 options granted to all employees during the 2001 fiscal year, including options granted to the Named Executives.

     (3) Based on a grant date fair market value equal to the grant date exercise price per share of the applicable option for each of the Named Executives and assumes no adjustments to the grant date exercise price. The 5% and 10% assumed annual rates of compounded stock price appreciation are mandated by rules of the Securities and Exchange Commission. Our actual stock price appreciation over the 10-year option term will likely differ from these assumed annual rates. Unless the market price of our Common Stock appreciates over the option term, no value will be realized from the option grants made to the Named Executives.

Aggregated Option Exercises in 2001 and Year End Option Values

     The following table sets forth information concerning each exercise of options during 2001 by each of the Named Executives and the year end value of unexercised in the money options.

                            AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                                  AND FISCAL YEAR END OPTION VALUES

------------------------------------------------------------------------------------------------------------------------------------
                                                                               Number of
                                                                               Securities                Value of
                                                                               Underlying              Unexercised
                                                                               Unexercised              In-the-Money
                                                                               Options at               Options at
                                                                                 Fiscal                   Fiscal
                                       Shares                                   Year-End                 Year-End
                                     Acquired on           Value                  (#)                     ($)(1)
                                       Exercise           Realized             Exercisable/             Exercisable/
               Name                      (#)                ($)               Unexercisable            Unexercisable
               (a)                       (b)                (c)                    (d)                      (e)
------------------------------------------------------------------------------------------------------------------------------------
Mark Tapling...................          --                  --                  157,500/0                   0/0

Kent Heyman....................          --                  --                  0/500,000                 0/35,000

Scott Schwartzman..............          --                  --                50,000/650,000              0/31,500

Charles Rudisill...............          --                  --                35,555/125,000              0/10,000

Roberto Aguas..................          --                  --                  153,570/0                 7,000/0

Michael Chaplo.................          --                  --                   62,500/0                   0/0

----------

     (1) Based on a year end fair market value of the underlying securities equal to $0.32 per share, less the exercise price payable for such shares.

EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL ARRANGEMENTS.

     All of our executive officers serve at the discretion of our Board of Directors.

     Under the provisions of Kent Heyman's letter of employment, dated as of August 23, 2001, Mr. Heyman is entitled to a salary of $225,000 per year, is eligible for a bonus of $100,000 per year based upon specific performance criteria to be determined by the Board and was offered options to purchase 1,000,000 shares of our Common Stock. In accordance with such letter, on September 25, 2001, Mr. Heyman received options to purchase 500,000 shares of our Common Stock with an exercise price of $0.25 per share. In addition, on January 1, 2002, Mr. Heyman also received options to purchase 500,000 shares of our Common Stock with an exercise price of $0.32 per share. Mr. Heyman is also entitled to participate in all of our standard benefit plans.

     Under the terms of Mark Tapling's letter of employment, Mr. Tapling was entitled to a severance package equal to six months of his base salary should his employment with us be terminated, whether voluntarily or not, without cause. Mr. Tapling resigned from his position with the Company effective as of September 5, 2001 and from our Board of Directors on January 24, 2002. His severance payments began on October 1, 2001. During 2001, we paid Mr. Tapling approximately $50,000 in severance payments.

     In connection with Mr. Rudisill's separation from the Company for the period from July 2001 to November 2001, we paid Mr. Rudisill approximately $51,250 in severance payments. In connection with Mr. Aguas's separation from the Company in September 2001, during 2001 we paid Mr. Aguas approximately $48,000 in severance payments. In connection with Mr. Chaplo's separation from the Company in July 2001, during 2001 we paid Mr.Chaplo approximately $89,458 in severance payments. In addition, we entered into severance arrangements with each of Messrs. Enand, Finkel and Joslin pursuant to which we made severance payments in 2001 of $99,999, $68,750 and $75,200, respectively.

     During the 2000 fiscal year, we made loans to certain of our executive officers to purchase shares of our Common Stock in connection with the exercise of certain of their outstanding options. Since the loans were due and payable 30 days from the date of termination of the executive's employment (including a termination in connection with a change of control), and immediately if we were to be acquired in a transaction that valued our shares at a price per share less than these executives paid for their shares, or if these executives were otherwise terminated at a time when our shares were worth less than the amount these executives paid for their shares, these executives would experience immediate and material financial losses. Such losses would be equal to the difference of the amount received by the executives for the shares purchased with the proceeds of the loans and the amount due on the loans. Accordingly, in order to ensure the continued employment of these executives and to ensure that these executives diligently performed their duties without distraction, on March 12, 2001, our Board of Directors adopted a Change of Control Benefit Plan. The Change of Control Benefit Plan provided that, in the event of a "Change of Control," as defined in the Change of Control Benefit Plan, or upon any termination of the executive's employment without "cause," as defined in our 2000 Stock Plan, or their resignation upon certain detrimental changes in their employment status, (i) all shares obtained upon option exercises which were "restricted" (that is, subject to forfeiture) would have such restriction lapse and (ii) the amount owed on the loans for the executives covered by the plan would be reduced by the value of the shares pledged as security for the loans, which shares would be surrendered to us, and the remaining loan amount would be forgiven by us. In addition, the covered executives would be provided with payments with respect to income and employment taxes incurred as a result of the loan forgiveness. In connection with their separation from the Company, such loans were forgiven for each of Messrs. Enand, Tapling, Finkel and Joslin. For information relating to such loan forgiveness, please see "CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS."

     Under our 2001 bonus plan as approved by our Board, all senior executive officers are entitled to a severance package equal to six months of their base salary should their employment with us be terminated as a result of a change of control. Additionally, 100% of their annual bonus is automatically payable as a result of a change of control, with 50% paid at the closing of the transaction and 50% paid at the earlier of six months after the closing of the transaction or upon termination as a result of the change of control.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Compensation Committee currently consists of Thomas Unterberg and Timothy Wallace. From January 1, 2001 to June 11, 2001, the Compensation Committee was comprised of Mr. Wallace and Susanne Harrison, when Mr. Unterberg replaced Ms. Harrison who decided not to stand for re-election at the 2001 Annual Meeting of Stockholders.


     Pursuant to the terms of a binding commitment letter signed on April 1, 2002, we entered into a Note Purchase Agreement on May 6, 2002 with C.E. Unterberg, Towbin Private Equity Partners II-Q, L.P., C.E. Unterberg, Towbin Private Equity Partners II, L.P., certain other entities affiliated with Mr. Unterberg, a member of our Board of Directors, and other investors pursuant to which we expect to issue and sell to such investors in two separate closings, 10% convertible promissory notes for up to an aggregate principal amount of $3,000,000. The promissory notes will bear interest at 10% per annum payable semi-annually, at our option, in cash, or in additional promissory notes or a combination of cash and such additional promissory notes. The promissory notes shall be due and payable within eighteen months of the applicable closing date, at which time, unless earlier converted, the notes shall be repaid at 100% of the principal amount, plus accrued and unpaid interest. Subject to stockholder approval, the promissory notes shall be convertible at any time, at the option of the investors, into shares of our Common Stock.

     In connection with the execution of the Note Purchase Agreement, we entered into a registration rights agreement pursuant to which we will register for resale by the investors the Common Stock, if issued, underlying the promissory notes. Under the registration rights agreement, we will be required to file a registration statement relating to the resale of the Common Stock underlying the promissory notes within 30 days of the first closing, and that registration statement must be declared effective by the Securities and Exchange Commission within 120 days of such date. If these filing dates and effective dates are not met or the registration statement's effectiveness lapses for any reason, we will be required to pay to the investors, in either cash or notes, an amount equal to 5% per annum of the principal amount of the promissory notes and any additional promissory notes.

     The Note Purchase Agreement requires us to pay the placement agent, C.E. Unterberg, Towbin, an aggregate cash fee of up to $250,000, $125,000 of which was paid on the date of the first closing, and the remaining $125,000 of which shall be payable, if at all, upon the issuance in full of the promissory notes at the second closing. Mr. Unterberg currently serves as a managing member of the general partner of each of C.E. Unterberg, Towbin Private Equity Partners II-Q, L.P. and C.E. Unterberg, Towbin Private Equity Partners II, L.P., and is the Chairman of the placement agent. Currently, Mr. Unterberg and entities affiliated with Mr. Unterberg beneficially own an aggregate of approximately 20% of our Common Stock prior to this transaction.

     For a complete description of such financing please see "PROPOSAL NO. 5 - APPROVAL OF 10% CONVERTIBLE PROMISSORY NOTES."


     Neither of the members of our Compensation Committee has ever been an officer or employee of the Company. None of our executive officers has served or serves as a member of the Board of Directors or compensation committee of any entity that has one or more executive officers on our Board of Directors or Compensation Committee. There are no, and during 2001, there were no Compensation Committee interlocks.

Performance Graph

     The following graph compares the cumulative total stockholder return on our Common Stock with the cumulative total return on the Nasdaq Composite Index and the S&P Computer Software and Services Index (capitalization weighted) for the period beginning on the date on which the Securities and Exchange Commission declared effective our Form 8-A Registration Statement pursuant to Section 12 of the Securities Exchange Act of 1934, as amended, and ending on the last day of our last completed fiscal year.

                 COMPARISON OF CUMULATIVE TOTAL RETURN(1)(2)(3)

              Among ServiceWare, the Nasdaq Composite Index and the
         S&P Computer Software and Services Index (the "S&P CSS Index")
                            (Capitalization Weighted)








  [THE FOLLOWING TABLE IS REPRESENTED AS A LINE GRAPH IN THE PRINTED MATERIAL]









                                Base Period
            Company/             August 25,   September 30,   December 31,    March 31,   June 30,   September 30,  December 31,
           Index Name               2000         2000            2000           2001        2001        2001            2001
-----------------------------   ------------  ------------    -----------    ----------   ---------   -----------   -----------
  SVCW..............              $100.00        $84.29         $54.10        $13.21        $8.69       $2.97          $3.66
  NASDAQ............              $100.00        $90.85         $61.11        $45.52       $53.46      $37.07         $48.25
  S&P CSS Index.....              $100.00        $91.10         $62.40        $51.03       $64.73      $45.70         $59.71

-----------

     (1) Graph assumes $100 invested on August 25, 2000 in our Common Stock, the Nasdaq Composite Index and the S&P Computer Software and Services Index (capitalization weighted).

     (2)  Total return assumes reinvestment of dividends.

     (3)  Year ended December 31.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION.

     To ensure that our compensation policies are administered in an objective manner, our Compensation Committee is comprised entirely of independent directors. Further, our Compensation Committee members have no "interlocking" relationships as defined by the Securities and Exchange Commission.

     Compensation Governance.
     -----------------------

     This report describes our executive compensation program and the basis on which the 2001 fiscal year compensation determinations were made by us for the executive officers of the Company, including our Chief Executive Officer and the Named Executives. We establish all components of executive pay and recommend or report our decisions to the Board of Directors for approval.

     Our duties include recommending to the Board of Directors the base salary levels for all executive officers as well as the design of awards in connection with all other elements of the executive pay program. We also evaluate executive performance and address other matters related to executive compensation.

     Compensation Policy and Overall Objectives.
     ------------------------------------------

     In developing recommendations regarding the amount and composition of executive compensation, our goal is to provide a compensation package that will enable the Company to attract and retain highly qualified individuals for its executive positions. In addition, our objectives include rewarding outstanding performance and linking the interests of our executives to the interests of our stockholders. In determining actual compensation levels, we consider all elements of the program in total rather than any one element in isolation.

     We believe that each element of the compensation program should target compensation levels at rates that take into account current market practices. Offering market-comparable pay opportunities allows us to maintain a stable, successful management team.

     The key elements of our executive compensation are base salary, discretionary annual bonuses, long-term incentives, and various other benefits, including medical insurance and a 401(k) plan, which are generally available to all employees of the Company. Each of these is addressed separately below.

     Base Salaries.
     -------------

     We regularly review each executive's base salary. The base salary ranges of the Company's executives are targeted to be in the range of the median base pay ranges of similarly positioned executives in the group of comparable companies selected for compensation comparison purposes.

     Base salaries for executives are initially determined by evaluating executives' levels of responsibility, prior experience, breadth of knowledge, internal equity issues and external pay practices. Increases to base salaries are driven primarily by performance, evaluated based on sustained levels of contribution to the Company and/or salary increases in the industry for similar companies with similar performance profiles.

     As reflected in the Summary Compensation Table, Mr. Tapling was our President and Chief Executive Officer from July 1999 to September 2001 and resigned from his position with the Company effective as of September 5, 2001. In the 2001 fiscal year, Mr. Tapling's base salary was $200,000. In determining Mr. Tapling's base salary, we considered the Company's financial performance and Mr. Tapling's individual performance. We also compared Mr. Tapling's base salary and total compensation to the base salaries and total compensation of chief executive officers at comparable companies. On September 5, 2001, Mr. Kent Heyman was appointed President and Chief Executive Officer of the Company. Mr. Heyman's base salary will initially be $225,000 per year. In establishing Mr. Heyman's compensation, we examined Mr. Heyman's prior experience and breath of knowledge, as well as the size, complexity and historical performance of the Company's business, the Company's position as compared to its peers in the industry and the specific challenges faced by the Company.

     Annual Bonuses.
     --------------

     Annual bonus opportunities allow the Company to communicate specific goals that are of primary importance during the coming year and motivate executives to achieve these goals. In the 2001 fiscal year, the Board of Directors established an executive bonus plan that would pay performance-based bonuses of up to a maximum of $75,000 to each senior executive and up to a maximum of $100,000 to our Chief Executive Officer. In the 2001 fiscal year, no bonus was paid to our senior executives under such plan. In addition, no bonus was paid to our Chief Executive Officer under such plan.

     Long-Term Incentives.
     --------------------

     Our stock option program is designed to align the long-term interest of executives, certain middle managers and other key personnel to the long-term interests of our stockholders and therefore are typically granted upon commencement of employment. Stock options are granted at an option price not less than the fair market value of the Company's Common Stock on the date of grant. Accordingly, stock options have value only if the stock price appreciates following the date the options are granted. Further, stock options are typically subject to a 24-month vesting period. The Committee awards stock options on the basis of individual performance and/or achievement of internal strategic objectives. This approach focuses executives on the creation of stockholder value over the long term and encourages equity ownership in the Company.

     Under the terms of Mr. Heyman's letter of employment, Mr. Heyman was offered options to purchase a total of 1,000,000 shares of our Common Stock. In accordance with such letter, on September 25, 2001, Mr. Heyman received options to purchase 500,000 shares of our Common Stock with an exercise price of $0.25 per share. In addition, on January 1, 2002, Mr. Heyman also received options to purchase 500,000 shares of our Common Stock with an exercise price of $0.32 per share. The Committee believes that this equity interest provides a strong link to the interests of stockholders. During 2001, Mr. Tapling was granted options to purchase a total of 100,000 shares of our Common Stock at an exercise price of $1.09 per share. In connection with Mr. Tapling's separation from the Company, the vesting period of Mr. Tapling's options were accelerated by 12 months and shall remain exercisable until June 29, 2002.

     Tax Considerations.
     ------------------

     Section 162(m) of the Internal Revenue Code of 1986, as amended, generally disallows a tax deduction to public companies for certain compensation in excess of $1 million paid to the Company's Chief Executive Officer and the four other most highly compensated executive officers. Certain compensation, including qualified performance-based compensation, will not be subject to the deduction limit if certain requirements are met. The Compensation Committee reviews the potential effect of Section 162(m) periodically and uses its judgment to authorize compensation payments that may be subject to the limit when the Compensation Committee believes such payments are appropriate and in the best interests of the company and its stockholders, after taking into consideration changing business conditions and the performance of its employees.

     Conclusion.
     ----------

     We believe that attracting and retaining management and employees of high caliber is essential to maintaining a high-performing organization that creates long-term value for its stockholders. We also believe that offering a competitive, performance-based compensation program with a large equity component helps to achieve this objective by aligning the interests of officers and other key employees with those of stockholders. We believe that the Company's 2001 fiscal year compensation program met these objectives.

                         Compensation Committee Members

                         Thomas Unterberg
                         (For the period June 11, 2001 to December 31, 2001) Timothy Wallace

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     There were, as of March 31, 2002, approximately 366 holders of record and approximately 1,674 beneficial holders of our Common Stock. The following table sets forth certain information, as of March 31, 2002, with respect to holdings of our Common Stock by (i) each person known by us to be the beneficial owner of more than 5% of the total number of shares of the Common Stock outstanding as of such date, based on currently available Schedules 13D and 13G filed with the Securities and Exchange Commission, (ii) each of our directors (which includes all nominees) and Named Executives, and (iii) all directors, Named Executives and executive officers as a group.

                                           Amount and Nature of       Percent
Name and Address of Beneficial Owner(1)   Beneficial Ownership(1)    of Class(2)
--------------------------------------   -----------------------    ------------
(i)  Certain Beneficial Owners:

C.E. Unterberg, Towbin L.P...................     4,657,660(3)            19.5%
     350 Madison Avenue
     New York, NY  10017

Norwest Equity Partners V, LP................     2,655,570(4)            11.1%
     Suite 250
     245 Lytton Avenue
     Palo Alto, CA  94301

Jeffrey Pepper...............................     1,864,164(5)             7.8%
     c/o Eldervision.Net Inc.
     215 Allegheny Avenue
     Oakmont, PA  15139

Geocapital III, L.P..........................     1,788,574(6)             7.5%
     2 Executive Drive
     Fort Lee, NJ  07024

Bruce Molloy                                      1,397,662(7)             5.9%
     15 Brook Hollow Road
     Gladstone, NJ  07934

Rajiv Enand..................................     1,244,470(8)             5.2%
     526 Salem Drive
     Gibsonia, PA  15044

(ii) Directors (which includes all nominees) and Named Executives:

Mark Tapling  ...............................       292,500(9)             1.2%
Kent Heyman   ...............................         --(10)                 *
Scott Schwartzman............................        50,000(11)              *
Charles Rudisill.............................        50,000(12)              *
Roberto Aguas                                       228,000(13)              *
Michael Chaplo...............................        62,500(14)              *
Thomas Unterberg.............................     4,895,059(15)           20.5%
Robert Hemphill, Jr..........................         --                     *
Timothy Wallace..............................        94,500(16)              *
George Goodman...............................         --                     *
Bruce Molloy  ...............................     1,397,662(17)            5.9%

(iii)All directors, Named Executives and
     executive officers as a group (12
     persons):...............................     7,070,221(18)           28.7%
--------------------
* Less than 1%.

(1) Except as set forth in the footnotes to this table and subject to applicable community property law, the person and entities named in the table have sole voting and investment power with respect to all shares.

(2) Applicable percentage of ownership for each holder is based on 23,863,167 shares of Common Stock outstanding on March 31, 2002, plus any Common Stock equivalent and presently exercisable stock options or warrants held by each such holder, and options or warrants held by each such holder which will become exercisable within 60 days after March 31, 2002.

(3) Includes 4,604,441 shares of our Common Stock owned by, and warrants exercisable for 53,219 shares of our Common Stock held by, the following entities with which Mr. Unterberg is affiliated: C.E. Unterberg, Towbin Capital Partners I, L.P.; Unterberg Harris Private Equity Partners, LP; C.E. Unterberg, Towbin Private Equity Partners II, L.P.; C.E. Unterberg, Towbin Private Equity Partners II-Q, L.P.; Tamar Technology Investors (Delaware), L.P.; Unterberg Harris Interactive Media Limited Partnership, CV; Unterberg Harris Private Equity Partners, CV; Marjorie and Clarence E. Unterberg Foundation, Inc.; C.E. Unterberg Towbin, LLC; and C.E. Unterberg, Towbin (a California Limited Partnership). Mr. Unterberg disclaims beneficial ownership of the 4,657,660 shares of Common Stock and warrants described in the preceding sentence except as to his proportionate interest in such entities.

(4) Includes 2,584,237 shares of our Common Stock owned by, and warrants exercisable for 71,333 shares of our Common Stock held by, Norwest Equity Partners V, LP. The sole general partner of Norwest is Itasca Partners V, L.L.P., whose managing partners are John E. Lindahl and George J. Still, Jr., and whose administrative partner is John P. Whaley. As a result of these relationships, Itasca Partners, Mr. Lindahl, Mr. Still and Mr. Whaley may be deemed to own beneficially the Common Stock owned by Norwest. Each of Itasca Partners, Mr. Lindahl, Mr. Still and Mr. Whaley disclaim beneficial ownership of our Common Stock owned beneficially by Norwest, other than, with respect to Itasca Partners, its beneficial interest in such securities as general partner of Norwest and, with respect to Mr. Lindahl, Mr. Still and Mr. Whaley, their respective beneficial interests in such securities through their interest in Itasca. Kevin Hall, a former member of our Board of Directors, may be deemed to own beneficially the securities owned by Norwest because he is affiliated with the general partner of Norwest. Mr. Hall disclaims beneficial ownership of the securities owned beneficially by Norwest, except for his beneficial interest in such securities through his interest in the general partner of Norwest. Mr. Hall resigned from our Board of Directors effective October 11, 2001.

(5) Includes an aggregate of 210,000 shares owned by two separate trusts of which Mr. Pepper is co-trustee and his children are beneficiaries. Mr. Pepper is one of our co-founders and previously served as our Chief Executive Officer.

(6) As disclosed on a Schedule 13G filed with the Securities and Exchange Commission on February 14, 2001, assuming no changes in beneficial ownership since such filing.

(7) As disclosed on a Schedule 13G filed with the Securities and Exchange Commission on February 14, 2002. Includes 25,000 shares of our Common Stock owned by Mr. Molloy's wife and 26,625 shares of our Common Stock underlying options which are exercisable as of March 31, 2002 or 60 days after such date.

(8) Includes 1,000,000 shares owned by Oak Haven Partners, a partnership controlled by Mr. Enand and an aggregate of 119,000 shares owned by two separate trusts of which Mr. Enand is co-trustee and his children are beneficiaries. Mr. Enand is one of our co-founders and previously served as our Chief Executive Officer and Chairman of our Board of Directors.

(9) Includes 292,500 shares of our Common Stock underlying options which are exercisable as of March 31, 2002 or 60 days after such date. Mr. Tapling resigned as our President and Chief Executive Officer effective September 5, 2001. Mr. Tapling resigned from our Board of Directors as of January 24, 2002.

(10) Mr. Heyman was appointed our President and Chief Executive Officer effective as of September 5, 2001.

(11) Includes 50,000 shares of our Common Stock underlying options which are exercisable as of March 31, 2002 or 60 days after such date.

(12) Includes 50,000 shares of our Common Stock underlying options which are exercisable as of March 31, 2002 or 60 days after such date.

(13) Includes 228,000 shares of our Common Stock underlying options which are exercisable as of March 31, 2002 or 60 days after such date. Mr. Aguas resigned from his position with the Company as of September 24, 2001.

(14) Includes 62,500 shares of our Common Stock underlying options which are exercisable as of March 31, 2002 or 60 days after such date. Mr. Chaplo resigned from his position with the Company as of July 10, 2001.

(15) Includes 4,604,441 shares of our Common Stock owned by, and warrants exercisable for 53,219 shares of our Common Stock held by, the following entities with which Mr. Unterberg is affiliated: C.E. Unterberg, Towbin Capital Partners I, L.P.; Unterberg Harris Private Equity Partners, LP; C.E. Unterberg, Towbin Private Equity Partners II, L.P.; C.E. Unterberg, Towbin Private Equity Partners II-Q, L.P.; Tamar Technology Investors (Delaware), L.P.; Unterberg Harris Interactive Media Limited Partnership, CV; Unterberg Harris Private Equity Partners, CV; Marjorie and Clarence E. Unterberg Foundation, Inc.; C.E. Unterberg Towbin, LLC; and C.E. Unterberg, Towbin (a California Limited Partnership). Mr. Unterberg disclaims beneficial ownership of the 4,657,660 shares of Common Stock and warrants described in the preceding sentence except as to his proportionate interest in such entities. Also includes 231,225 shares of our Common Stock beneficially owned by Mr. Unterberg. Also includes 4,125 shares of our Common Stock underlying options which are exercisable as of March 31, 2002 or 60 days after such date. Also includes 2,049 warrants exercisable for shares of our Common Stock as of March 31, 2002 or 60 days after such date. Excludes 12,500 shares of our Common Stock owned by Mr. Unterberg's wife, as to which Mr. Unterberg disclaims beneficial ownership.

(16) Includes 94,500 shares of our Common Stock underlying options which are exercisable as of March 31, 2002 or 60 days after such date.

(17) Includes 25,000 shares of our Common Stock owned by Mr. Molloy's wife and 26,625 shares of our Common Stock underlying options which are exercisable as of March 31, 2002 or 60 days after such date.

(18) See Notes 9 through 17.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     For information relating to the proposed sale and issuance of 10% convertible promissory notes in the aggregate principal amount of $3,000,000, certain registration rights and the payment of certain placement fees in connection with such transaction involving Mr. Unterberg, who currently serves, and during 2001 served, as a member of our Compensation Committee, please see "COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION."

     On July 20, 2001, we completed the sale of all our rights, title and interest in and to the property and assets used by our Content Business to RightAnswers LLC ("RightAnswers"). The Content Business was engaged in the business of providing a subscription based service that enables users to access a continuously updated database of problem solution pairs to solve their technical support problems. The sale was completed in accordance with the terms of a Purchase and Sale Agreement (the "Agreement"), dated July 20, 2001, between the Company and RightAnswers.

     RightAnswers was organized to acquire our Content Business. RightAnswers' Chief Executive Officer, Mark Finkel, was our Chief Financial Officer from January 2000 to July 2001.

     The consideration we received for the transactions contemplated under the Agreement consisted of an assumption of approximately $500,000 of net liabilities associated with our Content Business by RightAnswers in excess of the assets and properties transferred to RightAnswers, subject to post-closing adjustments. Our Board of Directors unanimously approved the Agreement, the transactions contemplated under the Agreement and the consideration to be received by us under the Agreement.

     In connection with Mr. Finkel's separation from the Company in July 2001, we paid Mr. Finkel approximately $68,750 in severance payments during 2001 and, in exchange for the forfeiture of 300,000 shares of our Common Stock, forgave loans to Mr. Finkel in the aggregate amount of approximately $288,046, including certain related payments for applicable federal, state and local income taxes.

     In connection with Mr. Tapling's separation from the Company in September 2001, we paid Mr. Tapling approximately $50,000 in severance payments during 2001 and, in exchange for the forfeiture of 340,000 shares of our Common Stock, forgave loans to Mr. Tapling in the aggregate amount of approximately $348,267, including certain related payments for applicable federal, state and local income taxes.

     In connection with the separation of Rajiv Enand, our former Chairman of the Board, from the Company in June 2001, we paid Mr. Enand approximately $99,999 in severance payments during 2001 and, in exchange for the forfeiture of 100,000 shares of our Common Stock, forgave loans to Mr. Enand in the aggregate amount of approximately $229,703, including certain related payments for applicable federal, state and local income taxes.

     In connection with the separation of Richard Joslin, our former Vice President of Customer Care, from the Company in June 2001, we paid Mr. Joslin approximately $75,200 in severance payments during 2001 and, in exchange for the forfeiture of 61,750 shares of our Common Stock, forgave loans to Mr. Joslin in the aggregate amount of approximately $95,723, including certain related payments for applicable federal, state and local income taxes.

                                 PROPOSAL NO. 2
                               REVERSE STOCK SPLIT

INTRODUCTION

     Our Board of Directors believes it is advisable and in the best interests of our stockholders to authorize a reverse stock split of our outstanding Common Stock. Our Board has unanimously approved the presentation to stockholders of a proposal to amend our Third Amended and Restated Certificate of Incorporation to effect a reverse stock split of our Common Stock on the terms described in this Proxy Statement. The Board of Directors is asking the stockholders to approve this amendment, which the Board of Directors may implement in its sole discretion at any time before September 30, 2002. The Board is also asking the stockholders to grant to them the authority to set the ratio for the reverse split at up to one-for-ten (the "Reverse Split").

     The principal effect of the Reverse Split would be to decrease the outstanding number of shares of our Common Stock. Except for adjustments that may result from the treatment of fractional shares as described below, each stockholder would hold the same percentage of Common Stock outstanding immediately following the Reverse Split as such stockholder held immediately prior to the Reverse Split. The relative voting and other rights that accompany the shares of Common Stock would not be affected by the Reverse Split.

     If the stockholders approve the proposal for the Reverse Split at the Meeting, at any time before September 30, 2002, the Board will be authorized, in its sole discretion, to implement the Reverse Split or to abandon the Reverse Split. The Board will set the ratio for the Reverse Split or abandon the Reverse Split as it determines is advisable considering relevant market conditions at the time of the Reverse Split. The Board believes that approval of this discretion to the Board, rather than approval of an immediate stock split of a specified ratio, provides the Board with maximum flexibility to react to current market conditions and to therefore act in the best interests of the Company and its stockholders.

     The proposed Certificate of Amendment to our Third Amended and Restated Certificate of Incorporation is attached to this Proxy Statement as Appendix A. The Reverse Split will become effective upon filing the Certificate of Amendment with the Secretary of State of the State of Delaware or at such later date as may be set forth in the Certificate of Amendment (the "Effective Date").

     Stockholders do not have the statutory right to dissent and obtain an appraisal of their shares under Delaware law in connection with the amendment to the Company's charter to complete the Reverse Split.

BACKGROUND OF THE REVERSE SPLIT

     By letter dated February 14, 2002, the staff of the Nasdaq Stock Market, Inc. ("Nasdaq") notified us that our Common Stock had failed to maintain a minimum bid price of $1.00 over the last 30 consecutive trading days as required by The Nasdaq National Market under Marketplace Rule 4450(a)(5). Nasdaq further advised us that we would be given a period of 90 calendar days, or until May 15, 2002, within which to regain compliance with Rule 4450(a)(5) in order to maintain our listing on The Nasdaq National Market.

     In response to the letter from Nasdaq, we submitted an application to transfer the listing of our Common Stock to the Nasdaq SmallCap Market. On April 22, 2002, we announced that Nasdaq had approved our application to transfer the listing of our Common Stock from the Nasdaq National Market to the Nasdaq SmallCap Market. Our Common Stock commenced trading on the Nasdaq SmallCap Market effective April 24, 2002. As a result of our transfer to the Nasdaq SmallCap Market, our delisting determination will be extended until August 13, 2002.

     The requirements for continued listing on The Nasdaq SmallCap Market are listed below:

     (1) either (a) stockholders' equity of $2,500,000, (b) net income in the most recently completed fiscal year or in two of the last three years of $500,000, or (c) market capitalization of $35,000,000;
     (2)  a public float of 500,000 shares;
     (3)  a market value of public float of $1,000,000;
     (4)  a minimum bid price of $1.00 per share;
     (5)  2 market makers;

     (6)  300 round lot stockholders; and
     (7)  compliance with Nasdaq corporate governance rules.

     Our Board believes that it is in the best interest of the Company and our stockholders to approve the Reverse Split at this time to give the Board the flexibility to increase our minimum bid price. Due to the lesser requirements for continued listing on the Nasdaq SmallCap Market and after giving effect to the Reverse Split, we anticipate that we would be fully compliant with the requirements for continued listing on The Nasdaq SmallCap Market.

REASONS FOR THE REVERSE SPLIT

     The Board is proposing the Reverse Split to enable us, if required, to increase the market price of our Common Stock in an effort to meet the continued listing requirements of The Nasdaq SmallCap Market. The Board is also proposing the Reverse Split to increase the attractiveness of our Common Stock to prospective investors and the financial community.

     Among the many factors considered by the Board in reaching its decision to recommend the Reverse Split were the consequences of our Common Stock being delisted. If our Common Stock were delisted, it would then be eligible for quotation on the OTC Bulletin Board maintained by Nasdaq, another over-the-counter quotation system or the "pink sheets". If that occurred, the liquidity and marketability of shares of our Common Stock would decrease. As a result, an investor might find it more difficult to dispose of, or to obtain accurate quotations as to the market value of, our Common Stock. In addition, if our Common Stock were delisted and the trading price of our Common Stock continued to be less than $1.00 per share, trading in our Common Stock would be subject to certain rules under the Securities Exchange Act of 1934, as amended, which require additional disclosure by broker-dealers in connection with any trades involving a stock defined as a "penny stock" involving persons other than established customers and accredited investors. The additional burdens imposed upon broker-dealers may discourage broker-dealers from effecting transactions in our Common Stock, which may further affect the liquidity of our Common Stock. For the above reasons, we believe that current and prospective investors will view an investment in our Common Stock more favorably if our shares are listed on The Nasdaq SmallCap Market than if our Common Stock trades on the OTC Bulletin Board. In addition, we also believe that being listed on The Nasdaq
SmallCap Market will be viewed more favorably by prospective and actual customers, partners and employees.

     Our Board believes that the Reverse Split and anticipated increase in the price of our Common Stock should also enhance the acceptability and marketability of our Common Stock to the financial community and investing public. Many institutional investors have policies prohibiting them from holding lower-priced stocks in their portfolios, which reduces the number of potential buyers of our Common Stock. Additionally, analysts at many brokerage firms are reluctant to recommend lower-priced stocks to their clients or monitor the activity of lower-priced stocks. Brokerage houses also frequently have internal practices and policies that discourage individual brokers from dealing in lower-priced stocks. Further, because brokers' commissions on lower-priced stock generally represent a higher percentage of the stock price than commissions on higher priced stock, investors in lower-priced stocks pay transaction costs which are a higher percentage of their total share value, which may limit the willingness of individual investors and institutions to purchase our Common Stock.

     Although we believe that the Reverse Split is in the best interests of the Company and our stockholders, if implemented, the Reverse Split may result in some stockholders owning "odd-lots" of less than 100 shares. Brokerage commissions and other costs of transactions in odd-lots may be higher, particularly on a per-share basis, than the cost of transactions in even multiples of 100 shares. In addition, the Reverse Split will make it more difficult for us to meet other requirements for continued listing on The Nasdaq SmallCap Market relating to the minimum number of shares that must be in the public float and the minimum number of round lot holders.

     We cannot assure you that the Reverse Split will have any of the desired consequences described above. Specifically, we cannot assure you that after the Reverse Split the market price of our Common Stock will increase proportionately to the ratio for the Reverse Split, that the market price of our Common Stock will not decrease to its pre-split level or that our market capitalization will be equal to the market capitalization before the Reverse Split.

EFFECTING THE REVERSE SPLIT

     If approved by stockholders at the Meeting, the Reverse Split will be effected only upon the Board's determination that the Reverse Split is in the best interests of the Company and the Company's stockholders and its establishment of an appropriate ratio for the Reverse Split based on factors at the time. The Board will consider, among other factors, prevailing market conditions, the likely effect of the Reverse Split on the market price of our Common Stock and on our compliance with the Nasdaq listing requirements, and the marketability and liquidity of our Common Stock. Although we expect to file the Certificate of Amendment to our Third Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware to effect the Reverse Split immediately following approval of Reverse Split at the Meeting, the actual timing of this filing will be determined by the Board. Also, if for any reason the Board of Directors deems it advisable to do so, the Reverse Split may be abandoned at any time prior to the filing of the Certificate of Amendment, without further action by the stockholders of the Company. The Reverse Split will be effective as of the date of the Effective Date.

     Upon the filing of the Certificate of Amendment, without further action on the part of the Company or the Company's stockholders, the outstanding shares of Common Stock held by stockholders of record as of the Effective Date would be converted into the right to receive a number of shares of Common Stock issued in accordance with the terms of the amendment to our charter (the "New Common Stock") calculated based on a reverse split ratio of up to one-for-ten. For example, if a stockholder presently holds 100 shares of Common Stock, he, she or it would hold 10 shares of Common Stock following a one-for-ten reverse split.

NO FRACTIONAL SHARES

     We would not issue any fractional shares in connection with the Reverse Split. Instead, any fractional share resulting from the Reverse Split would be rounded down to the nearest whole share. Stockholders who would be otherwise entitled to receive fractional shares because they hold a number of shares not evenly divisible by the exchange ratio would instead receive cash. The cash amount to be paid to each stockholder would be equal to the resulting fractional interest in one share of our Common Stock to which the stockholder would be otherwise entitled, multiplied by the closing trading price of our Common Stock on the trading day immediately before the Effective Date.

EXCHANGE OF STOCK CERTIFICATES

     The conversion of the shares of our Common Stock under the Reverse Split will occur automatically on the Effective Date. This will occur regardless of when stockholders physically surrender their stock certificates for new stock certificates.

     Our transfer agent, American Stock Transfer & Trust Company, would act as exchange agent ("Exchange Agent") to implement the exchange of stock certificates and the distribution of any cash in lieu of fractional shares. As soon as practicable after the Effective Date, the Company, or the Exchange Agent, will send a letter to each stockholder of record at the Effective Date for use in transmitting certificates representing shares of our Common Stock ("Old Certificates") to the Exchange Agent. The letter of transmittal will contain instructions for the surrender of Old Certificates to the Exchange Agent in exchange for certificates representing the appropriate number of whole shares of New Common Stock. No new stock certificates will be issued to a stockholder until such stockholder has surrendered all Old Certificates, together with a properly completed and executed letter of transmittal, to the Exchange Agent.

     Stockholders will then receive a new certificate or certificates representing the number of whole shares of New Common Stock into which their shares of Common Stock have been converted as a result of the Reverse Split. Until surrendered, we will deem outstanding Old Certificates held by stockholders to be canceled and only to represent the number of whole shares of New Common Stock to which these stockholders are entitled. We estimate that our aggregate expenses relating to the Reverse Split will be approximately $30,000. All expenses of the exchange of certificates will be borne by us.

     YOU SHOULD NOT SEND YOUR OLD CERTIFICATES TO THE EXCHANGE AGENT UNTIL YOU HAVE RECEIVED THE LETTER OF TRANSMITTAL.

EFFECT ON OUTSTANDING SHARES

     If the Reverse Split is completed, the number of shares of our Common Stock owned by each stockholder will be reduced in the same proportion as the reduction in the total number of shares outstanding, such that the percentage of our Common Stock owned by each stockholder will remain unchanged. The number of shares of Common Stock that may be purchased upon exercise of outstanding options, warrants, and other securities convertible into, or exercisable or exchangeable for, shares of our Common Stock, and the exercise or conversion prices for these securities, will be adjusted in accordance with their terms as of the Effective Date.

ACCOUNTING CONSEQUENCES

     The par value of our Common Stock would remain unchanged at $.01 per share after the Reverse Split. However, the Common Stock as designated on our Balance Sheet would be adjusted downward in respect of the shares of the New Common Stock to be issued in the Reverse Split such that the Common Stock would become an amount equal to the aggregate par value of the shares of New Common Stock being issued in the Reverse Split, and that the Additional Paid-in Capital as designated on our Balance Sheet would be increased by an amount equal to the amount by which the Common Stock was decreased. Additionally, net loss per share would increase proportionately as a result of the Reverse Split. We do not anticipate that any other accounting consequence would arise as a result of the Reverse Split.

FEDERAL INCOME TAX CONSEQUENCES

     The following is a summary of the material anticipated United States federal income tax consequences of the Reverse Split to stockholders of the Company. This summary is based on the United States federal income tax laws now in effect and as currently interpreted, and does not take into account possible changes in such laws or interpretations. This summary is provided for general information only and does not address all aspects of the possible federal income tax consequences of the Reverse Split and IS NOT INTENDED AS TAX ADVICE TO ANY PERSON. In particular, this summary does not consider the federal income tax consequences to our stockholders in light of their individual investment circumstances or to holders subject to special treatment under the federal income tax laws, and does not address any consequences of the Reverse Split under any state, local, or foreign tax laws.

     ACCORDINGLY, YOU ARE ENCOURAGED TO CONSULT WITH YOUR TAX ADVISOR REGARDING THE SPECIFIC TAX CONSEQUENCES OF THE PROPOSED TRANSACTION TO YOU, INCLUDING THE APPLICATION AND EFFECT OF STATE, LOCAL, AND FOREIGN INCOME AND OTHER TAX LAWS.

     We believe that, except with respect to cash payments for fractional shares, our stockholders who exchange their Common Stock solely for New Common Stock should generally recognize no gain or loss for federal income tax purposes. A stockholder's aggregate tax basis in his or her shares of New Common Stock received should be the same as his or her aggregate tax basis in the Common Stock exchanged therefor. The holding period of the New Common Stock received by such stockholder should include the period during which the surrendered Common Stock was held, provided all such Common Stock was held as a capital asset at the Effective Date. Stockholders who receive cash upon redemption of their fractional share interests as a result of the Reverse Split will generally recognize gain or loss based upon their adjusted basis in the fractional shares redeemed. Generally, a stockholder receiving cash in lieu of a fractional share will recognize gain or loss equal to the difference, if any, between the amount of cash received and the stockholder's basis in the fractional share.

     We will not recognize any gain or loss as a result of the Reverse Split.

     Our beliefs regarding the tax consequences of the Reverse Split are not binding upon the Internal Revenue Service or the courts, and there can be no assurance that the Internal Revenue Service or the courts will accept the positions expressed above. The state and local tax consequences of the Reverse Split may vary significantly as to each stockholder, depending on the state in which he or she resides.

     The Board of Directors unanimously recommends that stockholders vote FOR the proposal to approve the amendment to our Third Amended and Restated Certificate of Incorporation to effect the Reverse Split and grant to the Board the authority, in its sole discretion, to establish the ratio for the Reverse Split at up to one-for-ten, or not to complete the Reverse Split.

                                 PROPOSAL NO. 3
        APPROVAL OF AMENDMENT TO THE COMPANY'S THIRD AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO DECREASE THE NUMBER OF AUTHORIZED SHARES OF
                                  COMMON STOCK

     We currently have 100 million shares of Common Stock authorized for issuance. In connection with the Reverse Split, the Board has determined that it is in the best interests of the Company and its stockholders to also decrease the number of authorized shares of Common Stock as designated by our charter by 50 million shares. The decrease would become effective upon filing the proposed Certificate of Amendment to our Third Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware or such later date as may be set forth in the Certificate of Amendment. The proposed Certificate of Amendment is attached to this Proxy Statement as Appendix A. We are not seeking to decrease the authorized number of shares of preferred stock, which is presently set at 5,000,000 shares. In addition, we will not effect this proposal unless the Reverse Split is undertaken.

     The Board determined to decrease the number of authorized shares of Common Stock because it believes that, after implementation of the Reverse Split, the availability of 50 million shares of Common Stock will be sufficient for corporate purposes. In addition, a decrease in the number of authorized shares of Common Stock would reduce the amount of franchise tax we pay annually to the State of Delaware. The Board, however, determined to only reduce the number of authorized shares of Common Stock by 50 million shares rather than by an amount in the same proportion as the ratio set for the Reverse Split. The Board made this determination because it believes that the availability of these additional authorized shares may be beneficial in the future because they will allow the Board to issue shares for corporate purposes, without obtaining stockholder approval (except if such approval is required by law or otherwise), if appropriate opportunities arise.

     Upon implementation of the Reverse Split and approval of this proposal, because the decrease in the number of issued and outstanding shares of Common Stock will be greater than the decrease in the number of authorized shares of Common Stock, the number of shares available for issuance would increase. The issuance in the future of these shares may have the effect of diluting our earnings per share and book value per share, as well as the stock ownership and voting rights of our current stockholders.

     The Board of Directors unanimously recommends that stockholders vote FOR the proposal to approve the amendment to our Company's Third Amended and Restated Certificate of Incorporation to decrease the number of authorized shares of Common Stock, subject to completion of the Reverse Split.

                                 PROPOSAL NO. 4
          APPROVAL OF AMENDMENTS TO THE SERVICEWARE TECHNOLOGIES, INC.
                            2000 STOCK INCENTIVE PLAN

     We adopted the ServiceWare Technologies, Inc. 2000 Stock Plan to serve as the successor plan to our 1996 Amended and Restated Stock Option Plan (the "1996 Stock Plan"). The 2000 Stock Plan initially provided for a maximum share reserve of 2,000,000 shares plus any shares of our Common Stock covered by any unexercised portion of terminated stock options granted under our 1996 Stock Plan. This "fixed" reserve is automatically increased each January 1 by the lesser of 1,000,000 shares or 6.25% of the total number of outstanding shares of our Common Stock on the last trading day of December in the previous calendar year, unless the Board of Directors decides to increase the amount by a lesser number of shares. An automatic increase of 1,000,000 has previously occurred on each of January 1, 2001 and January 1, 2002. Shares of our Common Stock previously reserved for stock options granted under our 1996 Stock Plan and our 2000 Stock Plan which are forfeited prior to their exercise (or any restricted stock acquired and later forfeited) will again be subject to new grants under the 2000 Stock Plan.

     As of March 31, 2002, options to purchase 8,407,550 shares of Common Stock had been granted pursuant to the 2000 Stock Plan (including those options which have been canceled or forfeited as of such date), 5,589,962 options were outstanding, and there were 439,658 shares of Common Stock available for future grants under the 2000 Stock Plan, without taking the proposed increase into account.

     Under the terms of the 2000 Stock Plan, the number and kind of shares subject to outstanding grants, the exercise price applicable to stock options previously granted, and the number and kind of shares available to be subsequently granted will be automatically adjusted to reflect capital changes, including the Reverse Split, if approved by the stockholders and implemented. The ratio for the Reverse Split has not been determined and the Reverse Split may not be implemented even if it is approved by the stockholders. As a result, we are presenting all share numbers in this Proxy Statement on a pre-Reverse Split basis.

     Our Board of Directors believes the availability of additional options to purchase Common Stock is necessary to enable us to continue to provide our employees, consultants, and directors with equity ownership as an incentive to contribute to our success. Thus, our Board of Directors voted to amend the 2000 Stock Plan, subject to stockholder approval, to:

     o increase the 2000 Stock Plan's share reserve by 2,750,000 shares, from 6,069,620 to 8,819,620; and

     o increase the maximum number of shares for which awards may be granted to any participant in any fiscal year by 500,000 to 1,000,000.

     We are now asking the stockholders to approve the amendment of the 2000 Stock Plan to increase the aggregate number of shares of Common Stock issuable under the 2000 Stock Plan by 2,750,000 shares from 6,069,620 to 8,819,620. This amount will continue to be automatically increased each January 1 by the lesser of 1,000,000 shares or 6.25% of the total number of outstanding shares of our Common Stock on the last trading day of December in the previous calendar year, unless our Board of Directors decides to increase the amount by a lesser number of shares. Our Board of Directors believes that the availability of an adequate stock option program is an important factor in attracting and retaining qualified officers, employees, non-employee directors and consultants essential to our success and in aligning their long-term interests with those of our stockholders. The proposed increase in the share reserve is necessitated by our recent hiring of senior level executives and the need to provide additional long-term performance incentives to our current employees.

     Additionally, stockholders are being asked to approve an increase in the per participant grant limit in any fiscal year by 500,000 shares. Our Board of Directors believes that approval of this amendment is in the best interests of the Company and our stockholders because the previous annual individual grant limit did not provide sufficient flexibility for the Company to structure management incentives. Thus, our Board of Directors voted to amend the 2000 Stock Plan, subject to stockholder approval, to increase the maximum number of shares for which awards may be granted to any participant in any fiscal year by 500,000 to 1,000,000.

SUMMARY OF THE PROVISIONS OF THE 2000 STOCK INCENTIVE PLAN.

     The following is a summary of the 2000 Stock Plan, and is qualified in its entirety by the specific language of the 2000 Stock Plan, a copy of which is available to any stockholder upon request, and is attached hereto as Appendix B.

     AWARDS. We may grant incentive stock options, nonqualified stock options or restricted stock under the 2000 Stock Plan.

     ELIGIBILITY. The individuals eligible to participate in our 2000 Stock Plan include our employees, members of our Board of Directors, advisors and any consultants we hire. As of the close of business March 31, 2002, we had approximately 54 employees (including 5 officers), 6 members of the Board of Directors, no advisors and one consultant.

     ADMINISTRATION. Our 2000 Stock Plan is administered by the Compensation Committee of our Board of Directors. The Compensation Committee determines which eligible individuals are to receive option grants or stock issuances under the 2000 Stock Plan, the time or times when the issuances are to be made, the number of shares subject to each grant or issuance, the status of any granted option as either an incentive stock option or a nonqualified stock option under the Federal tax laws, the vesting schedule to be in effect for the option grant or stock issuance and the maximum term for which any granted option is to remain outstanding.

     SHARES SUBJECT TO THE 2000 STOCK PLAN. The 2000 Stock Plan initially provided for a maximum share reserve of 2,000,000 shares plus any shares of our Common Stock covered by any unexercised portion of terminated stock options granted under our 1996 Stock Plan. This "fixed" reserve is automatically increased each January 1 by the lesser of 1,000,000 shares or 6.25% of the total number of outstanding shares of our Common Stock on the last trading day of December in the previous calendar year, unless the Board of Directors decides to increase the amount by a lesser number of shares. An automatic increase of 1,000,000 has previously occurred on each of January 1, 2001 and January 1, 2002. Shares of our Common Stock previously reserved for stock options granted under our 1996 Stock Plan and our 2000 Stock Plan which are forfeited prior to their exercise (or any restricted stock acquired and later forfeited) will again be subject to new grants under the 2000 Stock Plan. As of March 31, 2002, an aggregate of 2,069,620 shares of our Common Stock previously reserved for stock options granted under our 1996 Stock Plan, which were forfeited prior to exercise, have been added to the share reserve under the 2000 Stock Plan. Currently, no participant will receive a grant of more than 500,000 shares of our Common Stock on an annual basis.

     EXERCISE PRICE OF STOCK OPTIONS. The exercise price per share for each stock option is determined by our Board of Directors; provided, however, that such exercise price shall not, in the case of an incentive stock option, be less than 100% of the Fair Market Value of a share of Common Stock on the date of grant, or 110% of the Fair Market Value in the case of a stockholder deemed to be a 10% stockholder under Section 422 of the Internal Revenue Code. "Fair Market Value" for all options granted under the 2000 Stock Plan is defined generally as the closing price of a share of our Common Stock on the date of grant as reported on The Nasdaq National Market or other securities exchange on which our Common Stock is traded. If no sale of Common Stock shall have occurred on a date of grant, the closing price on the next preceding date on which there was a reported sale will be used to determine Fair Market Value.

     PURCHASE OF SHARES COVERED BY STOCK OPTIONS. The shares covered by a stock option may be purchased by cash, or, if permitted by our Board of Directors, by:
(i) the delivery of a promissory note in a form determined by the Board of Directors; (ii) tendering shares of our Common Stock held by the participant for at least six months; (iii) third-party cashless exercise transactions; or (iv) any other form of payment the Board of Directors may approve.

     TERMINATION OF STOCK OPTIONS. Unless otherwise determined by the Board of Directors, all rights to exercise stock options terminate on the first to occur of:

     (i) the scheduled expiration date as set forth in the applicable grant instrument;

     (ii) three months following the date of termination of employment for any reason other than the participant's death or permanent disability (as defined in Section 22(e)(3) of the Internal Revenue Code);

     (iii)    1  year  following   the  date of  termination  of  employment  or
provision of services by reason of the participant's death or permanent disability (as defined in Section 22(e)(3) of the Internal Revenue Code); or

     (iv) as may be otherwise provided in the event of a change of control as defined in the 2000 Stock Plan.

     However, if service is terminated for cause, as defined in the 2000 Stock Plan, then all stock options held by a participant will cease to be exercisable on the date of termination.

     CHANGE OF CONTROL. If control of ServiceWare changes through, for example, an acquisition of more than 50% of the combined voting power of our stock by another person or company, or through a merger with another company, and the acquiror fails to assume or replace with equivalent awards all outstanding awards under the 2000 Stock Plan, then all outstanding options that have not vested prior to the change of control will immediately vest and the restrictions on any restricted stock that have not lapsed before the change of control will immediately lapse. In addition, any replacement options issued by the acquiror to any participant will vest, and any restrictions on any replacement restricted stock issued to such participant will lapse, if the participant is terminated without cause within 12 months after the change of control. In the event the acquiror issues replacement options and replacement restricted stock, then 50% of the outstanding options that have not vested prior to the change of control will immediately vest and the restrictions on 50% of restricted stock that have not lapsed before the change of control should immediately lapse, such acceleration and lapsing to be applied pro rata among participants.

     ADJUSTMENTS TO REFLECT CAPITAL CHANGES. The number and kind of shares subject to outstanding grants and awards, the exercise price applicable to stock options previously granted, and the number and kind of shares available subsequently to be granted under the 2000 Stock Plan will be appropriately adjusted to reflect any stock dividend, stock split, combination or exchange of shares or other change in capitalization with a similar substantive effect upon the 2000 Stock Plan or grants under the 2000 Stock Plan. The Board of Directors has the power and sole discretion to determine the nature and amount of the adjustment to be made in each case. The adjustment so made is final and binding on all participants.

     FEDERAL INCOME TAX CONSEQUENCES. The following generally summarizes the United States Federal income tax consequences that generally will arise with respect to awards granted under the 2000 Stock Plan. This summary is based on the tax laws in effect as of the date of this Proxy Statement. Changes to these laws could alter the tax consequences described below.

     Incentive Stock Options. A participant will not have income upon the grant of an incentive stock option. Also, except as described below, a participant will not have income upon exercise of an incentive stock option if the participant has been employed by ServiceWare or its corporate parent or majority-owned corporate subsidiary at all times beginning with the option grant date and ending three months before the date the participant exercises the option. If the participant has not been so employed during that time, then the participant will be taxed as described below under "Nonstatutory Stock Options." The exercise of an incentive stock option may subject the participant to the alternative minimum tax.

     A participant will have income upon the sale of the stock acquired under an incentive stock option at a profit (if sales proceeds exceed the exercise price). The type of income will depend on when the participant sells the stock. If a participant sells the stock more than two years after the option was granted and more than one year after the option was exercised, then all of the profit will be long-term capital gain. If a participant sells the stock prior to satisfying these waiting periods, then the participant will have engaged in a disqualifying disposition and a portion of the profit will be ordinary income and a portion may be capital gain. This capital gain will be long-term if the participant has held the stock for more than one year and otherwise will be short-term. If a participant sells the stock at a loss (sales proceeds are less than the exercise price), then the loss will be a capital loss. This capital loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.

     Nonstatutory Stock Options. A participant will not have income upon the grant of a nonstatutory stock option. A participant will have compensation income upon the exercise of a nonstatutory stock option equal to the value of the stock on the day the participant exercised the option less the exercise price. Upon sale of the stock, the participant will have capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the day the option was exercised. This capital gain or loss will be long-term if the participant has held the stock for more than one year and otherwise will be short-term.

     Restricted Stock. A participant will not have income upon the grant of restricted stock unless an election under Section 83(b) of the Internal Revenue Code is made within 30 days of the date of grant. If a timely 83(b) election is made, then a participant will have compensation income equal to the value of the stock less the purchase price. When the stock is sold, the participant will have capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the date of grant. If the participant does not make an 83(b) election, then when the stock vests the participant will have compensation income equal to the value of the stock on the vesting date less the purchase price. When the stock is sold, the participant will have capital gain or loss equal to the sales proceeds less the value of the stock on the vesting date. Any capital gain or loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.

     Tax Consequences to Us. There will be no tax consequences to us except that we will be entitled to a deduction when a participant has compensation income. Any such deduction will be subject to the limitations of Section 162(m) of the Internal Revenue Code.

NEW PLAN BENEFITS.

     The following table sets forth certain information regarding benefits or amounts that will be received by or allocated to each of the following individuals under the 2000 Stock Plan upon approval by our stockholders of the amendments thereto: (i) each of the Named Executives; (ii) all current executive officers as a group; (iii) all current directors who are not executive officers as a group; and (iv) all employees, including all current officers who are not executive officers, as a group:


                                                     2000 Stock Incentive Plan
                                                  ------------------------------
     Name and Position                              Dollar Value     Number of
     -----------------                              ------------     ---------
                                                         ($)           Shares
                                                         ---           ------
     Mark Tapling, Former President and Chief             --              --
     Executive Officer

     Kent Heyman, President and Chief Executive        135,000        300,000
     Officer(1)

     Scott Schwartzman, Chief Operating Officer           --              --

     Charles Rudisill, Vice President of                  --              --
     Business Development

     Roberto Aquas, Former Vice President of              --              --
     Products and Technology

     Michael Chaplo, Former Vice President of             --              --
     Global Sales and Marketing

     All current executive officers as a group         135,000        300,000(2)

     All current directors who are not executive          --              --(3)
     officers as a group

     All employees, including all current officers        --              --(4)
     who are not executive officers, as a group
--------------------

(1) Pursuant to an agreement dated April 24, 2002 by and between Mr. Heyman and us, we have agreed, subject to stockholder approval of the amendments to the 2000 Stock Plan, to grant Mr. Heyman options to purchase 300,000 shares of our Common Stock at an exercise price of $0.45 per share. If granted, the options will vest to the extent of one-half of the shares on each of the first and second anniversaries of the date of grant.
(2) Other than the grant to Mr. Heyman, the future option grants to our executive officers are not determinable at this time because, under the terms of the 2000 Stock Plan, such grants are made in the discretion of the Board of Directors or the Compensation Committee.
(3) The future option grants to our directors who are not executive officers are not determinable at this time because, under the terms of the 2000 Stock Plan, such grants are made in the discretion of the Board of Directors or the Compensation Committee.
(4) The future option grants to our employees are not determinable at this time because, under the terms of the 2000 Stock Plan, such grants are made in the discretion of the Board of Directors or the Compensation Committee.

PREVIOUSLY GRANTED OPTIONS UNDER THE 2000 STOCK PLAN

     Through March 31, 2002, we had granted options to purchase an aggregate of 8,407,550(1) shares of common stock under the 2000 Stock Plan (including those options which have been canceled or forfeited as of such date) at an average exercise price of $1.02 per share. As of March 31, 2002, 564,848 options to purchase shares were vested and 35,000 options to purchase shares had been exercised under the 2000 Stock Plan. The following table sets forth the options granted under the 2000 Stock Plan to: (i) the Named Executives; (ii) all current executive officers as a group; (iii) each nominee for election as a director;
(iv) all current directors who are not executive officers as a group; (v) each associate of any of such directors, executive officers or nominees; (vi) each person who has received or is to receive 5% of such options or rights; and (vii) all employees, including all current officers who are not executive officers, as a group:

                                                      Options Granted
                                                          through           Weighted Average
                      Name                           March 31, 2002(2)       Exercise Price        Expiration Date
----------------------------------------------       -----------------      -----------------      -----------------
Mark Tapling.................................             785,000                 $1.83             9/2001-6/2002
Kent Heyman..................................           1,000,000                 $0.29             9/2011-1/2012
Scott Schwartzman............................             950,000                 $1.08            11/2010-2/2012
Charles Rudisill.............................             335,000                 $1.53             7/2001-2/2012
Roberto Aguas................................             812,000                 $1.70             9/2001-6/2002
Michael Chaplo...............................             250,000                 $2.47             7/2001-4/2002
All current executive officers as a group
   (4 persons)(3)............................           2,485,000                 $0.77             7/2001-2/2012
Each nominee for election as a director .....             225,000                 $0.40                 3/2012
All current directors who are not executive
   officers as a group (5 persons)...........           1,485,000                 $0.57            12/2010-3/2012
Each associate of any directors, executive
   officers or nominees......................               --                     --                    --
All employees, including all current
   officers who are not executive officers,
   as a group (248 persons)(3)(4)............           2,590,550                 $0.92             8/2000-3/2012

     As of March 31, 2002, the market value of the common stock underlying the 2000 Stock Plan was $0.50 per share.

-----------

(1) Of the 8,407,550 options granted as of March 31, 2002, 4,852,208 of such options have been canceled and may be reissued by us.

(2) Options are granted under the 2000 Stock Plan pursuant to various vesting schedules. In general, such options vest over a 48-month period, however, future option grants are expected to have shorter vesting periods.

(3) All 54 of our employees and each of our consultants are eligible to participate in the 2000 Stock Plan.

Each of the following individuals prior to the proposed increase in shares of common stock available under the 2000 Stock Plan, holds more than five-percent (5%) of the total options issuable under the 2000 Stock Plan: Bruce Molloy 6.2%; Tim Wallace 7.6%; Kent Heyman 16.5%; and Scott Schwartzman 15.7%. Subsequent to the adoption of the proposed amendment to the 2000 Stock Plan, as discussed above, each of the following individuals will hold more than five-percent of the total options issuable under the 2000 Stock Plan: Tim Wallace 5.2%; Kent Heyman 11.3%; and Scott Schwartzman 10.8%.

                          STOCK OPTION EXCHANGE PROGRAM

     On April 24, 2002, our Board of Directors approved a stock option exchange program. The stock option exchange program is described in more detail in a Tender Offer Statement on Schedule TO which will be filed by us with the Securities and Exchange Commission. The stock option exchange program provides our employees, consultants and non-employee directors (the "Eligible Option Holders") the opportunity to ask us to exchange their outstanding stock options for new options (the "New Options") to be granted at least six months and one day after the cancellation of the tendered options. To receive the New Options, each Eligible Option Holder must remain our employee, consultant or non-employee director at the end of the six month and one day period. For every one (1) option share an Eligible Option Holder surrenders, such option holder shall receive one (1) New Option at a new exercise price equal to the per share closing price of our Common Stock quoted on the Nasdaq SmallCap Market or other principal exchange or market for our Common Stock on the date the New Options are granted. The New Options shall be 33 1/3% vested at the time of the grant and the remaining options will vest annually over a 2-year period thereafter.

     The option exchange program shall be made under the terms and is subject to the conditions of the "Offer to Exchange Outstanding Stock Options Held by Employees, Consultants and Non-Employee Directors of ServiceWare Technologies, Inc." which will be distributed to our optionees. We also intend to file these materials with the Securities and Exchange Commission as part of a Tender Offer Statement on Schedule TO, including all exhibits thereto, and you will be able to obtain these materials for free from the Securities and Exchange Commission's web site at www.sec.gov.

     The Board of Directors unanimously recommends that the stockholders vote FOR the approval of the amendments to the 2000 Stock Plan, as described above.

                                 PROPOSAL NO. 5
                  APPROVAL OF 10% CONVERTIBLE PROMISSORY NOTES


     Pursuant to the terms of a binding commitment letter signed on April 1, 2002, we entered into a Note Purchase Agreement on May 6, 2002 with C.E. Unterberg, Towbin Private Equity Partners II-Q, L.P., C.E. Unterberg, Towbin Private Equity Partners II, L.P., certain other entities affiliated with Thomas Unterberg, a member of our Board of Directors, and other investors (the "Investors") pursuant to which we expect to issue and sell to the Investors in two separate closings, 10% convertible promissory notes (the "Notes") for up to an aggregate principal amount of $3,000,000. The Notes will bear interest at 10% per annum payable semi-annually, at our option, in cash, or in additional promissory notes (the "Additional Notes") or a combination of cash and Additional Notes. The Notes shall be due and payable within eighteen months of the applicable closing date, at which time, unless earlier converted (as discussed more fully below), the Notes shall be repaid at 100% of the principal amount, plus accrued and unpaid interest. Subject to stockholder approval, the Notes shall be convertible at any time, at the option of the Investors, into that number of shares of Common Stock equal to the principal amount of the Notes, plus accrued and unpaid interest, divided by the applicable Conversion Price (as defined below).

     At the first closing on May 6, 2002, we issued promissory notes to the Investors for the aggregate principal amount of $1,425,000 (the "Initial Notes").


     The Note Purchase Agreement provides for a second closing at which we intend to issue to the Investors promissory notes for up to the aggregate principal amount of $1,575,000 (the "Second Notes"). If the second closing does not occur on or prior to June 30, 2002, for any reason, the obligations of the Company and the Investors to effect the second closing may terminate. In addition, in the event our stockholders do not approve the conversion of the Notes into shares of our Common Stock, the second closing will not occur.


     The Conversion Price of the Initial Notes is equal to $0.30. The Conversion Price of the Second Notes (if issued) shall be negotiated among the parties, however, such Conversion Price shall be equal to no less than 60% of the average closing price of our Common Stock as listed on the Nasdaq SmallCap Market for the ten trading days immediately preceding the second closing.


     Assuming the Conversion Price of the Second Notes is $0.2934 (60% of the average closing price of our Common Stock for the ten trading days immediately preceding April 22, 2002, the record date for the Meeting), and assuming the conversion of the Notes into Common Stock (excluding accrued and unpaid interest), the Notes will be convertible into an aggregate of approximately 10,118,098 shares of our Common Stock, representing approximately 29.8% of the outstanding shares of our Common Stock as of the record date of the Meeting, including the shares of Common Stock issuable upon conversion of the Notes. The number of shares of our Common Stock issuable upon conversion of the Second Notes, however, will depend on the Conversion Price we negotiate with the Investors.

     The Notes may not be converted into shares of our Common Stock unless and until our stockholders approve the terms and conditions of such conversion. The Notes are unsecured and contain no financial covenants. We expect to use the proceeds from the issuance of the Notes for working capital and general corporate purposes.


     C.E. Unterberg, Towbin Private Equity Partners II-Q, L.P., C.E. Unterberg, Towbin Private Equity Partners II, L.P. and certain other entities affiliated with Mr. Unterberg acquired $1,390,000 of the Initial Notes and, subject to stockholder approval, are expected to purchase all of the Second Notes. The Note Purchase Agreement requires us to pay the placement agent, C.E. Unterberg, Towbin (the "Agent"), an aggregate cash fee of up to $250,000, $125,000 of which was paid on the date the Initial Notes were issued, and the remaining $125,000 of which shall be payable, if at all, upon the issuance in full of the Second Notes. Mr. Unterberg currently serves as a managing member of the general partner of each of C.E. Unterberg, Towbin Private Equity Partners II-Q, L.P. and C.E. Unterberg, Towbin Private Equity Partners II, L.P., and is the Chairman of the Agent. Currently, Mr. Unterberg and entities affiliated with Mr. Unterberg beneficially own an aggregate of approximately 20% of our Common Stock prior to this transaction.


     The conversion of the Notes as (i) an arrangement pursuant to which our Common Stock may be acquired by a director and (ii) an issuance or potential issuance by us of our Common Stock (or securities convertible into or exercisable for Common Stock) equal to 20% of more of the outstanding Common Stock or 20% or more of the voting power outstanding before the issuance for less than the greater of book or market value of the Common Stock, is, pursuant to applicable Nasdaq rules, subject to the approval of our stockholders, and is therefore being presented for stockholder approval at the Meeting. The Initial Notes will remain outstanding, regardless of whether the conversion of the Notes into shares of our Common Stock is approved at the Meeting.


     Our Common Stock is quoted on the Nasdaq SmallCap Market under the symbol "SVCW". Nasdaq rules require that we obtain stockholder authorization for the conversion of the Notes into shares of our Common Stock. If we were to permit the conversion of the Notes without stockholder authorization, our Common Stock could be delisted from the Nasdaq SmallCap Market. Consequently, it is a condition to the issuance of the Second Notes under the Note Purchase Agreement that the conversion of the Notes into shares of our Common Stock be authorized by the holders of a majority of the shares present or represented by proxy and voting on the matter at the Meeting.

     In connection with the execution of the Note Purchase Agreement, we entered into a registration rights agreement pursuant to which we will register for resale by the Investors the Common Stock, if issued, underlying the Initial Notes and the Second Notes. Under the registration rights agreement, we will be required to file a registration statement relating to the resale of the Common Stock underlying the Notes within 30 days of the issuance of the Initial Notes, and that registration statement must be declared effective by the Securities and Exchange Commission within 120 days of such date. If these filing dates and effective dates are not met or the registration statement's effectiveness lapses for any reason, we will be required to pay to the Investors, in either cash or notes, an amount equal to 5% per annum of the principal amount of the Notes and any Additional Notes, if any.


     The number of shares issuable upon conversion of the Notes, if such conversion is approved by our stockholders, is subject to adjustment in the case of any stock dividend, stock split, combination, capital reorganization, reclassification or merger or consolidation. Subject to certain exceptions, the applicable Conversion Price of the Notes is subject to adjustment in the case of an issuance of shares of Common Stock or securities exercisable for or convertible into Common Stock, at a per share price less than the applicable Conversion Price of the Notes then outstanding (a "Dilutive Issuance"). In the event of a Dilutive Issuance, the applicable Conversion Price of the Notes will be reduced by using a weighted average anti-dilution calculation based on the number of shares of Common Stock issued or deemed issued and the price per share received by us in the Dilutive Issuance. No adjustment will be made to the Conversion Price of the Initial Notes as a result of the issuance of the Second Notes.

     The ratio for the Reverse Split has not been determined and the Reverse Split may not be implemented even if it is approved by the stockholders. As a result, we are presenting all share numbers and Conversion Prices in this Proxy Statement on a pre-Reverse Split basis.

     The Board believes that the terms and conditions of the Notes, including the conversion thereof into shares of our Common Stock, is in the best interests of the Company and its stockholders and recommends a vote FOR this proposal.

                             INDEPENDENT ACCOUNTANTS

     Effective April 15, 2002, we dismissed our independent accountants, Ernst & Young LLP. Effective April 17, 2002, we engaged the services of PricewaterhouseCoopers LLP as independent accountants for the fiscal year ending December 31, 2002 to replace Ernst & Young LLP.

     Upon recommendation by our Audit Committee, the accounting firm of PricewaterhouseCoopers LLP was approved by our Board of Directors to serve as our independent accountants for the year ending 2002. Ernst & Young LLP served as our independent accountants for 2001. We have been advised that neither PricewaterhouseCoopers LLP nor any of its associates has a material interest in ServiceWare or any affiliate thereof. Representatives of PricewaterhouseCoopers LLP are expected to be present at the Meeting and will be afforded an opportunity to make a statement, if they desire, and will be available to respond to appropriate questions from stockholders. Representatives of Ernst & Young LLP are not expected to be present at the Meeting.

     The reports of Ernst & Young LLP on our financial statements for the past two fiscal years did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles.

     In connection with the audits of our financial statements for each of the two fiscal years ended December 31, 2001, and in the subsequent interim period, there were no disagreements with Ernst & Young LLP on any matters of accounting principles or practices, financial statement disclosure, or auditing scope and procedures which, if not resolved to the satisfaction of Ernst & Young LLP would have caused Ernst & Young LLP to make reference to the matter in their report. None of the reportable events described under Item 304(a)(1)(v) of Regulation S-K ("Regulation S-K"), promulgated under federal securities laws occurred within the two most recent fiscal years ended December 31, 2001 or within any subsequent interim period.

     During the two most recent fiscal years ended December 31, 2001, and the subsequent interim period through April 15, 2002, we did not consult with PricewaterhouseCoopers LLP regarding any of the matters or events set forth in
Item 304(a)(2)(i) or (ii) of Regulation S-K.

                             STOCKHOLDERS' PROPOSALS


     Stockholders who intend to have a proposal considered for inclusion in our proxy materials for presentation at our 2003 Annual Meeting of Stockholders pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended, must submit the proposal to us at our offices at 333 Allegheny Avenue, Suite 301 North, Oakmont, Pennsylvania 15139, attention: Richard Liebman, Secretary, not later than December 30, 2002.


     Stockholders who intend to present a proposal at such meeting without inclusion of such proposal in our proxy materials pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended, are required to provide advanced notice of such proposal to us at the aforementioned address not later than March 14, 2003.

     If we do not receive notice of a stockholder proposal within this timeframe, our management will use their discretionary authority to vote the shares they represent, as our Board of Directors may recommend. We reserve the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these other applicable requirements.

                    HOUSEHOLDING OF ANNUAL MEETING MATERIALS

     Some banks, brokers and other nominee record holders may be participating in the practice of "householding" proxy statements and annual reports. This means that only one copy of our Proxy Statement or Annual Report may have been sent to multiple stockholders in your household. We will promptly deliver a separate copy of either document to you if you call or write us at 333 Allegheny Avenue, Suite 301 North, Oakmont, Pennsylvania 15139, or call us at (412) 826-1014. If you want to receive separate copies of the Annual Report and Proxy Statement in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker, or other nominee record holder, or you may contact us at the above address and phone number.

                           INCORPORATION BY REFERENCE

     The Securities and Exchange Commission allows us to incorporate into this Proxy Statement information that is contained in our Annual Report on Form 10-K for the year ended December 31, 2001, which is included in our Annual Report and in other documents. We are incorporating into this Proxy Statement by reference the following information from the Form 10-K and our Registration Statement on Form S-1:

     -    the information set forth under Item 7 of Part II of the Form 10-K;
     -    the information set forth under Item 7A of Part II of the Form 10-K;
     -    the information set forth under Item 8 of Part II of the Form 10-K;
     -    the  information  set forth  under Item 9 of Part II of the Form 10-K;
          and
     - the description of our Common Stock contained in our Registration Statement on Form S-1, as amended (File No. 333-33818), including any amendments to reports filed for the purpose of updating that description.

     A copy of our Annual Report is being delivered to you with this Proxy Statement. You may request a copy of the information incorporated by reference from our Registration Statement on Form S-1, at no cost, by writing to:


          ServiceWare Technologies, Inc.
          333 Allegheny Avenue
          Suite 301 North
          Oakmont, PA  15139
          Attention:  Richard Liebman
          Telephone: 412-826-1014


                                  OTHER MATTERS

     Our Board of Directors is not aware of any matter to be presented for action at the Meeting other than the matters referred to above and does not intend to bring any other matters before the Meeting. However, if other matters should come before the Meeting, it is intended that holders of the proxies will vote thereon in their discretion.

                                     GENERAL

     The accompanying proxy is solicited by and on behalf of our Board of Directors, whose notice of meeting is attached to this Proxy Statement, and the entire cost of such solicitation will be borne by us.

     In addition to the use of the mails, proxies may be solicited by personal interview, telephone and telegram by directors, officers and other employees of the Company who will not be specially compensated for these services. We will also request that brokers, nominees, custodians and other fiduciaries forward soliciting materials to the beneficial owners of shares held of record by such brokers, nominees, custodians and other fiduciaries. We will reimburse such persons for their reasonable expenses in connection therewith.

     Certain information contained in this Proxy Statement relating to the occupations and security holdings of our directors and officers is based upon information received from the individual directors and officers.




     WE WILL FURNISH, WITHOUT CHARGE, A COPY OF OUR REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2001, INCLUDING CONSOLIDATED FINANCIAL STATEMENTS, BUT NOT INCLUDING EXHIBITS, TO EACH OF OUR STOCKHOLDERS OF RECORD ON APRIL 22, 2002, AND TO EACH BENEFICIAL STOCKHOLDER ON THAT DATE UPON WRITTEN REQUEST MADE TO RICHARD LIEBMAN, SECRETARY, SERVICEWARE TECHNOLOGIES, INC., 333 ALLEGHENY AVENUE, SUITE 301 NORTH, OAKMONT, PENNSYLVANIA 15139. A REASONABLE FEE WILL BE CHARGED FOR COPIES OF REQUESTED EXHIBITS.

     PLEASE DATE, SIGN AND RETURN THE PROXY CARD AT YOUR EARLIEST CONVENIENCE IN THE ENCLOSED RETURN ENVELOPE. A PROMPT RETURN OF YOUR PROXY CARD WILL BE APPRECIATED AS IT WILL SAVE THE EXPENSE OF FURTHER MAILINGS.

                                 By Order of the Board of Directors


                                 /s/ Richard Liebman

                                 Richard Liebman
                                 Secretary

Oakmont, Pennsylvania
May 16, 2002

                                                                     Appendix A


                           CERTIFICATE OF AMENDMENT OF
                           THIRD AMENDED AND RESTATED
                         CERTIFICATE OF INCORPORATION OF
                         SERVICEWARE TECHNOLOGIES, INC.

     ServiceWare Technologies, Inc., a corporation organized and existing under the laws of the State of Delaware (the "Company"), does hereby certify:

     FIRST: That the Board of Directors of the Company adopted the following resolutions on [ ] with respect to amendment and restatement of Article IV of the Company's Third Amended and Restated Certificate of Incorporation (the "Charter Amendment"):

     NOW, THEREFORE, BE IT RESOLVED, that Article IV of the Third Amended and Restated Certificate of Incorporation be amended in its entirety to read as follows:

                                   ARTICLE IV
                                  CAPITAL STOCK

     I. The total number of shares of stock which the corporation shall have authority to issue is Fifty Five Million (55,000,000) shares, which shall be divided into two classes as follows:

          A. Fifty Million (50,000,000) shares of Common Stock, par value $.01 per share; and

          B. Five Million (5,000,000) shares of Preferred Stock, par value $.01 per share. The corporation's Board of Directors is hereby expressly authorized to provide by resolution or resolutions from time to time for the issue of the Preferred Stock in one or more series, the shares of each of which series may have such voting powers, full or limited, or no voting powers, and such designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, as shall be permitted under the General Corporation Law of the State of Delaware and as shall be stated in the resolution or resolutions providing for the issue of such stock adopted by the Board of Directors pursuant to the authority expressly vested in the Board of Directors hereby.

     II. Reverse Stock Split. At the time this amendment becomes effective (the "Reverse Split Date"), each share of Common Stock issued and outstanding immediately prior to the Reverse Split Date (referred to in this Paragraph II as the "Old Common Stock") automatically and without any action on the part of the holder thereof will be reclassified and changed into -tenth(s) of a share of
                                                     ----
Common Stock, par value $.01 per share (referred to in this Paragraph II as the "New Common Stock"), subject to the treatment of fractional share interests as described below. Each holder of a certificate or certificates that immediately prior to the Reverse Split Date represented outstanding shares of Old Common Stock (the "Old Certificates") will be entitled to receive, upon surrender of such Old Certificates to the corporation for cancellation, a certificate or certificates (the "New Certificate", whether one or more) representing the number of whole shares (rounded down to the nearest whole share) of the New Common Stock into which and for which the shares of the Old Common Stock formerly represented by such Old Certificates so surrendered are reclassified under the terms hereof. From and after the Reverse Split Date, Old Certificates shall represent only the right to receive New Certificates (and, where applicable, cash in lieu of fractional shares, as provided below) pursuant to the provisions hereof. No certificates or scrip representing fractional share interests in New Common Stock will be issued, and no such fractional share interest will entitle the holder thereof to vote, or to any rights of a stockholder of the corporation. In lieu of any such fractional shares of New Common Stock, each stockholder with a fractional share will be entitled to receive, upon surrender of Old Certificates to the corporation for cancellation, an amount in cash equal to the product of (i) the closing trading price of the corporation's Common Stock on the trading date immediately before the effective date of this amendment and (ii) such fraction. If more than one Old Certificate shall be surrendered at one time for the account of the same stockholder, the number of full shares of New Common Stock for which New Certificates shall be issued shall be computed on the basis of the aggregate number of shares represented by the Old Certificates so surrendered. In the event that the corporation determines that a holder of Old Certificates has not tendered all his, her or its certificates for exchange, the corporation shall carry forward any fractional share until all certificates of that holder have been presented for exchange such that payment for fractional shares to any one person shall not exceed the value of nine-tenths of one share of New Common Stock. The Old Certificates surrendered for exchange shall be properly endorsed and otherwise in proper form for transfer, and the person or persons requesting such exchange shall affix any requisite stock transfer tax stamps to the Old Certificates surrendered, or provide funds for their purchase, or establish to the satisfaction of the corporation that such taxes are not payable. From and after the Reverse Split Date the amount of capital represented by the shares of the New Common Stock into which and for which the shares of the Old Common Stock are reclassified under the terms hereof shall be an amount equal to the product of the number of issued and outstanding shares of New Common Stock and the One Cent ($.01) par value of each such share.

     SECOND: That pursuant to resolution of the Board of Directors, a meeting of the stockholders of the Company was duly called and held, upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware, at which meeting the necessary number of shares as required by the General Corporation Law of the State of Delaware were voted in favor of the Charter Amendment.

     THIRD: That said Charter Amendment was duly adopted in accordance with the provisions of Sections 242 of the General Corporation Law of the State of Delaware.

     IN  WITNESS  WHEREOF,  ServiceWare  Technologies,   Inc.  has  caused  this
Certificate  to be  signed  by Kent  Heyman,  its Chief  Executive  Officer  and
President, this     day of      , 2002.
                ---        -----

                                SERVICEWARE TECHNOLOGIES, INC.



                             By:
                                ---------------------------------
                                Name: Kent Heyman
                                Title: President and Chief Executive Officer

                                                                      Appendix B


                         ServiceWare Technologies, Inc.
                            2000 STOCK INCENTIVE PLAN


1.   Purpose of the Plan.

     The purpose of the ServiceWare Technologies, Inc. 2000 Stock Incentive Plan (the "Plan") is to promote the interests of ServiceWare Technologies, Inc. (the "Company"), its subsidiaries and its stockholders by (i) attracting and retaining employees, officers, directors, consultants and advisors of outstanding ability, (ii) motivating such persons, by means of performance-related incentives, to achieve long-range performance goals, and
(iii) enabling such persons to participate in the long-term growth and financial success of the Company and its subsidiaries. The effective date of the Plan is May 18, 2000 ("Effective Date").

2.   Administration.

     (a) Subject to the following paragraphs, the Plan shall be administered by the Company's Board of Directors (the "Board") or by a Compensation Committee of the Board (the "Compensation Committee"). If the Board delegates to the Compensation Committee the authority to administer the Plan, the Compensation Committee shall be empowered to take all actions reserved to the Board under the Plan. The Board is authorized to interpret the Plan, to prescribe, amend and rescind rules and regulations to further the purposes of the Plan, and to make all other determinations necessary for the administration of the Plan. All such actions by the Board shall be conclusive, final and binding on all recipients of grants hereunder ("participants").

     (b) Following registration by the Company of its Common Stock, par value $0.01 per share ("Common Stock") under Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), any Compensation Committee to which Plan administration is delegated shall consist solely of Board members who qualify as (i) "Non-Employee Directors" as defined under Rule 16b-3 under the Exchange Act and (ii) "outside directors" as defined under Section 162(m) or any successor provision of the Internal Revenue Code of 1986, as amended (the "Code") and applicable Treasury regulations thereunder, if and to the extent such qualification is necessary so that grants made under the Plan or the exercise of rights thereunder will qualify for any tax or other material benefit to participants or the Company and its subsidiaries under applicable law.

     (c) Notwithstanding the foregoing, the Board may, subject to any limitations or restrictions the Board may impose from time to time, delegate to the Company's Chief Executive Officer the authority to administer the Plan, including the authority to grant Options (as hereinafter defined) to employees, consultants or advisors of the Company and its subsidiaries who are not subject, by reason of their position with the Company or its subsidiaries, to the requirements of Section 16 of the Exchange Act and who are not expected to be subject to the limitations of Code Section 162(m).

3.   Grants.

     Grants under the Plan may be in the form of options which qualify as "incentive stock options" within the meaning of Code Section 422 or any successor provision ("Incentive Stock Options"), options which do not so qualify ("Nonqualified Options" and, collectively with Incentive Stock Options, "Options"), and stock which is subject to certain forfeiture risks and restrictions on transferability ("Restricted Stock"). Incentive Stock Options may be granted only to employees of the Company or its subsidiaries. Each grant of an Option shall be designated in the applicable "Grant Instrument" (as defined in Section 5) as an Incentive Stock Option or a Nonqualified Option, as appropriate. If, notwithstanding its designation as an Incentive Stock Option, all or a portion of any Option grant does not qualify under the Code as an Incentive Stock Option, the portion which does not so qualify shall be treated for all purposes hereunder as a Nonqualified Option.

4.   Shares Subject to the Plan.

     Subject to adjustment as provided in Section 9, the maximum aggregate number of shares of Common Stock that may be subject to grants made under the Plan is 2,000,000 shares (plus any shares of Common Stock covered by any unexercised portion of terminated stock options granted under the ServiceWare, Inc. Amended and Restated Stock Option Plan (the "1996 Plan")), plus an automatic annual increase on the first day of each fiscal year of the Company beginning on or after January 1, 2001 and ending on or before December 31, 2010 equal to the lesser of (i) 1,000,000 shares, (ii) 6.25% of the shares outstanding on the last day of the immediately preceding fiscal year, or (iii) such lesser number of shares as is determined by the Board. The Common Stock to be offered under the Plan shall be authorized and unissued Common Stock or issued Common Stock which shall have been reacquired by the Company and held in its treasury. The Common Stock covered by any unexercised portion of terminated stock options granted under the Plan or under the 1996 Plan, or by any grant of Restricted Stock which is forfeited, may again be subject to new grants under the Plan. In the event the purchase price of an Option is paid in whole or in part through the delivery of Common Stock, only the net number of shares of Common Stock issuable in connection with the exercise of the Option shall be counted against the number of shares remaining available for grant under the Plan. At any time following registration by the Company of its Common Stock under Section 12 of the Exchange Act, no participant shall receive grants in respect of more than 500,000 shares of Common Stock in any calendar year (subject to adjustment as provided in Section 9).

5.   Participants.

     The Board shall determine and designate from time to time those employees, directors, consultants and advisors of the Company or its subsidiaries who shall be granted Options or Restricted Stock under the Plan and the number of shares of Common Stock to be covered by each such Option or Restricted Stock grant; provided, that any such consultants or advisors who receive grants under the Plan render bona fide services to the Company or its subsidiaries that are not in connection with the offer or sale of securities in a capital-raising transaction. In making its determinations, the Board shall take into account the present and potential contributions of the respective individuals to the success of the Company and its subsidiaries and such other factors as the Board shall deem relevant in connection with accomplishing the purposes of the Plan. Each grant shall be evidenced by a written Option or Restricted Stock agreement or grant form ("Grant Instrument") as the Board shall approve from time to time.

6.   Fair Market Value.

     For all purposes under the Plan, the term "Fair Market Value" shall mean, as of any applicable date, (i) if the principal securities market on which the Common Stock is traded is a national securities exchange or The Nasdaq National Market ("NNM"), the closing price of the Common Stock on such exchange or NNM, as the case may be, or if no sale of the Common Stock shall have occurred on such date, on the next preceding date on which there was a reported sale; (ii) if the Common Stock is not traded on a national securities exchange or NNM, the closing price on such date as reported by The Nasdaq SmallCap Market, or if no sale of the Common Stock shall have occurred on such date, on the next preceding date on which there was a reported sale; (iii) if the principal securities market on which the Common Stock is traded is not a national securities exchange, NNM or The Nasdaq SmallCap Market, the average of the bid and asked prices reported by the National Quotation Bureau, Inc.; or (iv) if the price of the Common Stock is not so reported, the Fair Market Value of the Common Stock as determined in good faith by the Board.

7.   Grants of Options.

     (a) Exercise Price of Options. Incentive Stock Options shall be granted at an exercise price of not less than 100% of the Fair Market Value on the date of grant; provided, however, that Incentive Stock Options granted to a participant who at the time of such grant owns (within the meaning of Code Section 424(d)) more than 10% of the voting power of all classes of stock of the Company (a "10% Holder") shall be granted at an exercise price of not less than 110% of the Fair Market Value on the date of grant. Nonqualified Options shall be granted at an exercise price as determined in each case by the Board.

     (b) Term and Termination of Options.

         (1) The Board shall determine the term within which each Option may be exercised, in whole or in part, provided that (i) such term shall not exceed 10 years from the date of grant, (ii) the term of an Incentive Stock Option granted to a 10% Holder shall not exceed 5 years from the date of grant, and (iii) the aggregate Fair Market Value (determined on the date of grant) of Common Stock with respect to which Incentive Stock Options granted to a participant under the Plan or any other plan of the Company and its subsidiaries become exercisable for the first time in any single calendar year shall not exceed $100,000.

         (2) Unless otherwise determined by the Board, all rights to exercise Options shall terminate on the first to occur of (i) the scheduled expiration date as set forth in the applicable Grant Instrument, (ii) 90 days following the date of termination of employment for any reason other than the participant's death or permanent disability (as defined in Code
Section 22(e)(3)), (iii) 1 year following the date of termination of employment or provision of services by reason of the participant's death or permanent disability (as defined in Code Section 22(e)(3)), or (iv) as may be otherwise provided in the event of a Change of Control as defined in Section 11; provided, however, that in the event that a participant ceases to be employed by or to provide services to the Company and its subsidiaries due to a termination for "cause" (as defined in Section 7(b) (3)), all rights to exercise Options held by such participant shall terminate immediately as of the date such participant ceases to be employed by or to provide services to the Company or its subsidiaries.

         (3) As used in this Plan, the term "cause" shall mean a determination by the Board that the participant has engaged in conduct that is fraudulent, disloyal, criminal or injurious to the Company or its subsidiaries, including, without limitation, embezzlement, theft, commission of a felony or dishonesty in the course of his or her employment or service, or the disclosure of trade secrets or confidential information of the Company or its subsidiaries to persons not entitled to receive such information.

     (c) Payment for Shares. Full payment for shares purchased upon exercise of Options granted under the Plan shall be made at the time the Options are exercised in whole or in part. Payment of the purchase price shall be made in cash or in such other form as the Board may approve, including, without limitation, (i) by the participant's delivery to the Company of a promissory note containing such terms as the Board may determine, (ii) by the participant's delivery to the Company of shares of Common Stock that have been held by the participant for at least six months prior to exercise of the Options, valued at the Fair Market Value of such shares on the date of exercise, or (iii) if the Common Stock is publicly traded, pursuant to a cashless exercise arrangement with a broker on such terms as the Board may determine; provided, however, that if payment is made pursuant to clause (i), the then par value of the purchased shares shall be paid in cash. No shares of Common Stock shall be issued to the participant until such payment has been made, and a participant shall have none of the rights of a stockholder with respect to Options held by such participant.

     (d) Other Terms and Conditions. The Board shall have the discretion to determine terms and conditions, consistent with the Plan, that will be applicable to Options, including, without limitation, performance-based criteria for acceleration of the date on which certain Options shall become exercisable. Options granted to the same or different participants, or at the same or different times, need not contain similar provisions.

     (e) Substitution of Options. Options may be granted under the Plan from time to time in substitution for stock options of other entities ("Acquired Companies") in connection with the merger or consolidation of the Acquired Company with the Company or its subsidiaries, the acquisition by the Company or by its subsidiaries of all or a portion of the assets of the Acquired Company, or the acquisition of stock of the Acquired Company such that the Acquired Company becomes a subsidiary of the Company.

8.   Grants of Restricted Stock.

     The Board may issue or transfer shares of Common Stock to employees, directors, consultants or advisors under a grant of Restricted Stock, upon such terms as the Board deems applicable, including the provisions set forth below:

     (a) General Requirements. Shares of Common Stock issued or transferred pursuant to Restricted Stock grants may be issued or transferred for consideration or for no consideration, and subject to restrictions or no restrictions, as determined by the Board. The Board may establish conditions under which restrictions on shares of Restricted Stock shall lapse over a period of time or according to such other criteria (including performance-based criteria) as the Board deems appropriate. The period of time during which the Restricted Stock will remain subject to restrictions will be designated in the Grant Instrument as the "Restriction Period."

     (b) Number of Shares. The Board shall determine the number of shares of Common Stock to be issued or transferred pursuant to a Restricted Stock grant and the restrictions applicable to such shares.

     (c) Requirement of Employment. If a participant who has received a Restricted Stock grant ceases to be employed by the Company and its subsidiaries during the Restriction Period, or if other specified conditions are not met, the Restricted Stock grant shall terminate as to all shares covered by the grant as to which the restrictions have not lapsed, and those shares of Common Stock shall be canceled in exchange for the purchase price, if any, paid by the participant for such shares. The Board may provide, however, for complete or partial exceptions to this requirement as it deems appropriate.

     (d) Restrictions on Transfer and Legend on Stock Certificate. During the Restriction Period, a participant may not sell, assign, transfer, donate, pledge or otherwise dispose of the shares of Restricted Stock. Each certificate for a share of Restricted Stock shall contain a legend giving appropriate notice of the applicable restrictions. The participant shall be entitled to have the legend removed from the stock certificate covering the shares of Restricted Stock subject to restrictions when all restrictions on such shares lapse. The Board may determine that the Company will not issue certificates for shares of Restricted Stock until all restrictions on such shares lapse, or that the Company will retain possession of certificates for shares of Restricted Stock until all restrictions on such shares lapse.

     (e) Right to Vote and to Receive Dividends. During the Restriction Period, the participant shall have the right to vote shares of Restricted Stock and to receive any dividends or other distributions paid on such shares, subject to any restrictions deemed appropriate by the Board.

     (f) Lapse of Restrictions. All restrictions imposed on Restricted Stock shall lapse upon the expiration of the applicable Restriction Period and the satisfaction of all conditions imposed by the Board. The Board may determine, as to any or all Restricted Stock grants, that the restrictions shall lapse without regard to any Restriction Period.

9.   Adjustments to Reflect Capital Changes.

     The number and kind of shares subject to outstanding grants, the exercise price applicable to Options previously granted, and the number and kind of shares available subsequently to be granted under the Plan shall be appropriately adjusted to reflect any stock dividend, stock split, combination or exchange of shares or other change in capitalization with a similar substantive effect upon the Plan or grants under the Plan. The Board shall have the power and sole discretion to determine the nature and amount of the adjustment to be made in each case. The adjustment so made shall be final and binding on all participants.

10.  Right of First Refusal; Right to Repurchase.

     (a) At any time prior to registration by the Company of its Common Stock under Section 12 of the Exchange Act, the Company shall have a right of first refusal with respect to any proposed sale or other disposition by participants (and their successors in interest by purchase, gift or other mode of transfer) of any shares of Common Stock issued to them under the Plan which are transferable. This right of first refusal shall be exercisable by the Company in accordance with the terms and conditions established by the Board.

     (b) At any time prior to registration by the Company of its Common Stock under Section 12 of the Exchange Act, in the event that a participant's employment or service is terminated for cause (as defined in Section 7(b)(3)), the Company shall have the right, exercisable within 90 days following such termination, to repurchase any shares of Common Stock issued to such participant under the Plan for the purchase price paid by such participant for such shares of Common Stock.

11.  Definition of Change of Control.

     For purposes of this Plan, a "Change of Control" shall mean the occurrence of any of the following events:

     (a) the acquisition, other than from the Company, by any individual, entity or group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act), other than the Company or an employee benefit plan of the Company, of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of more than 50% of the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Voting Securities"); or

     (b) the approval by the Company's stockholders of a reorganization, merger, consolidation or recapitalization of the Company (a "Business Combination"), other than a Business Combination in which more than 50% of the combined voting power of the outstanding voting securities of the surviving or resulting entity immediately following the Business Combination is held by the persons who, immediately prior to the Business Combination, were the holders of the Voting Securities; or

     (c) the approval by the Company's stockholders of a complete liquidation or dissolution of the Company, or a sale of all or substantially all of the Company's assets; or

     (d) individuals who, as of the Effective Date, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, that any individual becoming a director subsequent to such date whose election or nomination for election by the Company's stockholders was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board.

12.  Consequences of a Change of Control.

     (a) Upon a Change of Control, (i) each outstanding Option shall be assumed by the Acquiring Corporation (as defined below) or parent thereof or replaced with a comparable option or right to purchase shares of the capital stock, or equity equivalent instrument, of the Acquiring Corporation or parent thereof, or other comparable rights (such assumed and comparable options and rights, together, the "Replacement Options") and (ii) each share of Restricted Stock shall be converted to a comparable restricted grant of capital stock, or equity equivalent instrument, of the Acquiring Corporation or parent thereof or other comparable restricted property (such assumed and comparable restricted grants, together, the "Replacement Restricted Stock"); provided, however, that if the Acquiring Corporation or parent thereof does not agree to grant Replacement Options and Replacement Restricted Stock, then all outstanding Options which have been granted under the Plan and which are not exercisable as of the effective date of the Change of Control shall automatically accelerate and become exercisable immediately prior to the effective date of the Change of Control, and all restrictions and conditions on any Restricted Stock shall lapse upon the effective date of the Change of Control. In addition, all Replacement Options issued by the Acquiring Corporation to a participant shall accelerate and become exercisable, and all restrictions and conditions on any Replacement Restricted Stock issued by the Acquiring Corporation to a participant shall lapse, if the participant's employment is terminated without "cause" (as defined in Section 7(b)(3)) in the period beginning on the effective date of the Change of Control and ending 12 months after such date. The term "Acquiring Corporation" means the surviving, continuing, successor or purchasing corporation, as the case may be. The Board may determine in its discretion (but shall not be obligated to do so) that in lieu of the issuance of Replacement Options, all holders of outstanding Options which are exercisable immediately prior to a Change of Control (including those that become exercisable under this Section 12(a) and any that become exercisable under Section 12(b)) will be required to surrender them in exchange for a payment by the Company, in cash or Common Stock as determined by the Board, of an amount equal to the amount (if any) by which the then Fair Market Value of Common Stock subject to unexercised Options exceeds the exercise price of those Options, with such payment to take place as of the date of the Change of Control or such other date as the Board may prescribe.

     (b) In the event that the Acquiring Corporation or parent thereof agrees to grant Replacement Options and Replacement Restricted Stock pursuant to Section 12(a) hereof, then 50% of the outstanding Options granted under the Plan which are not exercisable as of the effective date of the Change of Control shall automatically accelerate and become exercisable immediately prior to the effective date of the Change of Control, and all restrictions and conditions on 50% of any Restricted Stock shall lapse upon the effective date of the Change of Control. For purposes of this provision, the 50% acceleration and lapse provisions shall be applied pro rata to all unvested Options, and to all Restricted Stock, respectively, held by each participant, regardless of when granted.

     (c) Any Options that are not assumed or replaced by Replacement Options, exercised or cashed out prior to or concurrent with a Change of Control will terminate effective upon the Change of Control or at such other time as the Board deems appropriate.

     (d) Notwithstanding anything in the Plan to the contrary, in the event of a Change of Control, no action described in the Plan shall be taken (including, without limitation, actions described in subsections (a), (b) and (c) above) if such actions would make the Change of Control ineligible for "pooling of interests" accounting treatment or would make the Change of Control ineligible for desired tax treatment if, in the absence of such actions, the Change of Control would qualify for such treatment and the Company intends to use such treatment with respect to such Change of Control.

13.  Transferability of Options.

     Unless otherwise determined by the Board with respect to Nonqualified Options, Options granted under the Plan shall not be transferable other than by will or the laws of descent and distribution and are exercisable during a participant's lifetime only by the participant.

14.  Withholding.

     The Company shall have the right to deduct any taxes required by law to be withheld in respect of grants under the Plan from amounts paid to a participant in cash as salary, bonus or other compensation. In the Board's discretion, a participant may be permitted to elect to have withheld from the shares otherwise issuable to the participant, or to tender to the Company, a number of shares of Common Stock the aggregate Fair Market Value of which does not exceed the applicable withholding rate for federal (including FICA), state and local tax liabilities. Any such election must be in a form and manner prescribed by the Board.

15.  Construction of the Plan.

     The validity, construction, interpretation, administration and effect of the Plan and of its rules and regulations, and rights relating to the Plan, shall be determined solely by the Board. Any determination by the Board shall be final and binding on all participants. The Plan shall be governed in accordance with the laws of the State of Delaware, without regard to the conflict of law provisions of such laws.

16.  No Right to Grant; No Right to Employment.

     No person shall have any claim of right to be granted an Option or Restricted Stock under the Plan. Neither the Plan nor any action taken hereunder shall be construed as giving any employee any right to be retained in the employ of the Company or any of its subsidiaries or as giving any consultant, advisor or director of the Company or any of its subsidiaries any right to continue to serve in such capacity.

17.  Grants Not Includable for Benefit Purposes.

     Income recognized by a participant pursuant to the provisions of the Plan shall not be included in the determination of benefits under any employee pension benefit plan (as such term is defined in Section 3(2) of the Employee Retirement Income Security Act of 1974) or group insurance or other benefit plans applicable to the participant which are maintained by the Company or any of its subsidiaries, except as may be provided under the terms of such plans or determined by resolution of the Board.

18.  No Strict Construction.

     No rule of strict construction shall be implied against the Company, the Board or any other person in the interpretation of any of the terms of the Plan, any grant made under the Plan or any rule or procedure established by the Board.

19.  Captions.

     All Section headings used in the Plan are for convenience only, do not constitute a part of the Plan, and shall not be deemed to limit, characterize or affect in any way any provisions of the Plan, and all provisions of the Plan shall be construed as if no captions had been used in the Plan.

20.  Severability.

     Whenever possible, each provision in the Plan and every grant under the Plan shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of the Plan or any grant under the Plan shall be held to be prohibited by or invalid under applicable law, then such provision shall be deemed amended to accomplish the objectives of the provision as originally written to the fullest extent permitted by law, and all other provisions of the Plan and every other grant under the Plan shall remain in full force and effect.

21.  Legends.

     All certificates for Common Stock delivered under the Plan shall be subject to such transfer and other restrictions as the Board may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange or quotation system upon which the Common Stock is then listed or quoted and any applicable federal or state securities laws, and the Board may cause a legend or legends to be put on any such certificates to make appropriate references to such restrictions.

22.  Amendment.

     The Board may, by resolution, amend or revise the Plan, except that such action shall not be effective without stockholder approval if such stockholder approval is required to maintain the compliance of the Plan and/or grants made to directors, executive officers or other persons with Rule 16b-3 promulgated under the Exchange Act or any successor rule. The Board may not modify any Options previously granted under the Plan in a manner adverse to the holders thereof without the consent of such holders, except in accordance with the provisions of Sections 9, 12 or 23.

23.  Modification for Grants Outside the U.S.

     The Board may, without amending the Plan, determine the terms and conditions applicable to grants of Options or Restricted Stock to participants who are foreign nationals or employed outside the United States in a manner otherwise inconsistent with the Plan if the Board deems such terms and conditions necessary in order to recognize differences in local law or regulations, tax policies or customs.

24.  Effective Date; Termination of Plan.

     The Plan's Effective Date is May 18, 2000. The Plan shall terminate on May 18, 2010, unless it is earlier terminated by the Board. Termination of the Plan shall not affect previous grants under the Plan.

                         SERVICEWARE TECHNOLOGIES, INC.
               PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
              OF THE COMPANY FOR THE ANNUAL MEETING OF STOCKHOLDERS


        The undersigned hereby constitutes and appoints Kent Heyman and Richard Liebman, and each of them, his or her true and lawful agent and proxy, with full power of substitution in each, to represent and to vote on behalf of the undersigned, all of the shares of ServiceWare Technologies, Inc. (the "Company"), which the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held at the offices of Hale and Dorr LLP, 650 College Road East, Princeton, N.J. 08540, at 8:30 A.M., local time, on Tuesday, June 11, 2002, and at any adjournment or adjournments thereof, upon the following proposals more fully described in the Notice of Annual Meeting of Stockholders and Proxy Statement for the Meeting (receipt of which is hereby acknowledged).


        THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2, 3, 4 AND 5.

                  (CONTINUED AND TO BE SIGNED ON REVERSE SIDE)




|X| PLEASE MARK YOUR
    VOTES AS IN THIS
    EXAMPLE

               FOR all nominees      WITHHOLD
               listed at right       AUTHORITY
               (except as marked    to vote for
               to the contrary      all nominees
                   below)         listed at right

1.  ELECTION OF   [     ]            [     ]      Nominees: (1) Timothy Wallace
     CLASS II                                               (2) George Goodman
    DIRECTORS:

To withhold authority to vote, mark "FOR" box and write the nominee's number on the line below.


-----------------------------------------------------

                                                                                            FOR         AGAINST       ABSTAIN

2.   APPROVAL OF  PROPOSAL TO AMEND THE  COMPANY'S  THIRD  AMENDED AND  RESTATED
     CERTIFICATE  OF  INCORPORATION  TO  EFFECT  A  REVERSE  STOCK  SPLIT OF THE           [   ]         [   ]         [   ]
     COMPANY'S  COMMON STOCK AND TO GRANT THE  COMPANY'S  BOARD OF DIRECTORS THE
     AUTHORITY,  IN ITS SOLE  DISCRETION,  TO (i) SET THE RATIO FOR THE  REVERSE
     STOCK SPLIT AT UP TO  ONE-FOR-TEN,  OR (ii) NOT COMPLETE THE REVERSE  STOCK
     SPLIT.
3.   APPROVAL OF  PROPOSAL TO AMEND THE  COMPANY'S  THIRD  AMENDED AND  RESTATED
     CERTIFICATE OF INCORPORATION TO DECREASE THE NUMBER OF AUTHORIZED SHARES OF           [   ]         [   ]         [   ]
     COMMON  STOCK  FROM 100  MILLION  SHARES TO 50 MILLION  SHARES,  SUBJECT TO
     COMPLETION OF THE REVERSE STOCK SPLIT.
4.   APPROVAL OF PROPOSED  AMENDMENTS TO THE COMPANY'S 2000 STOCK INCENTIVE PLAN
     TO: (i) INCREASE THE MAXIMUM  AGGREGATE  NUMBER OF SHARES OF THE  COMPANY'S
     COMMON STOCK AVAILABLE FOR ISSUANCE  THEREUNDER FROM 6,069,620 TO 8,819,620           [   ]         [   ]         [   ]
     SHARES AND TO  RESERVE  AN  ADDITIONAL  2,750,000  SHARES OF THE  COMPANY'S
     COMMON STOCK FOR ISSUANCE IN CONNECTION  WITH AWARDS GRANTED UNDER THE 2000
     STOCK  INCENTIVE PLAN;  AND (ii) INCREASE  THE GRANT LIMIT  UNDER THE  2000
     STOCK  INCENTIVE PLAN FROM 500,000 TO 1,000,000  SHARES PER PARTICIPANT PER
     FISCAL YEAR.
5.   APPROVAL OF PROPOSAL TO APPROVE THE TERMS AND CONDITIONS OF 10% CONVERTIBLE           [   ]         [   ]         [   ]
     PROMISSORY  NOTES,  INCLUDING  THE  CONVERSION  THEREOF  INTO SHARES OF THE
     COMPANY'S COMMON STOCK.
6.   IN HIS OR HER  DISCRETION,  THE  PROXY IS  AUTHORIZED  TO VOTE  UPON  OTHER
     MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.                                      [   ]         [   ]         [   ]

            If you plan to attend the
            Meeting, please check the box to the right.          [   ]

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD
PROMPTLY, USING THE ENCLOSED ENVELOPE.

Signature                                                            Date               , 2002
         ----------------------------------------------                  ---------------

Signature (if held jointly)                                          Date               , 2002
                           ----------------------------                  ---------------

NOTE:  THIS PROXY MUST BE SIGNED EXACTLY AS THE NAME APPEARS HEREON.  WHEN  SHARES  ARE  HELD  BY  JOINT  TENANTS, BOTH SHOULD SIGN.
IF SIGNER IS A CORPORATION, PLEASE SIGN FULL CORPORATE NAME BY DULY AUTHORIZED OFFICER, GIVING  FULL TITLE  AS SUCH. IF  SIGNER IS A
PARTNERSHIP, PLEASE SIGN IN PARTNERSHIP NAME BY AUTHORIZED PERSON.